UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Omrix Biopharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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Omrix Biopharmaceuticals, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 15, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 annual meeting of stockholders of Omrix Biopharmaceuticals, Inc. The meeting will be held at the offices of Skadden, Arps, Slate, Meagher & Flom, Four Times Square, Room 38-100/102, New York, New York 10036, on Thursday, May 15, 2008, at 10:00 a.m. local time. The purpose of the meeting is to vote on the following matters:

1. To elect seven Directors to our Board of Directors for terms expiring at the 2009 Annual Meeting or until their successors are duly elected and qualified as provided in our Bylaws;

2. To ratify the selection by the Board of Directors of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3. To transact such other business that may properly come before the meeting and any adjournments thereof.

The record date for the annual meeting is March 26, 2008. Only Omrix Biopharmaceuticals, Inc. stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By order of the Board of Directors,

Nanci I. Prado
Vice President, General Counsel and Secretary

New York, New York
April 15, 2007

Whether or not you expect to be personally present at the meeting, please be sure that the enclosed proxy card is properly completed, dated, signed and returned without delay in the enclosed envelope. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Any proxy may be revoked at any time before it is exercised by following the instructions set forth on page 2 of the accompanying proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TABLE OF CONTENTS

Page

Proxy Statement	1
Voting Information	1
Proposal 1 — Election of Directors	3
Composition of the Board	3
Information Regarding the Board and its Committees	5
Composition Committee Interlocks and Insider Participation	8
Corporate Governance	8
Executive Compensation	10
Compensation Discussion and Analysis	11
Compensation Committee Report	17
Summary Compensation Table	18
Employment and Severance Agreements with Named Executive Officers	19
Grants of Plan Based Awards in Fiscal Year 2007	22
Outstanding Equity Awards at 2007 Fiscal Year-End	23
Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2007	24
Pension Benefits at 2007 Fiscal Year End	24
Non-Qualified Deferred Compensation	24
Potential Payments Upon Termination or Change of Control	25
Director Compensation	28
Director Compensation Table	29
Security Ownership	30
Certain Relationships and Related Party Transactions	32
Stock Price Performance Graph	33
Proposal 2 — The Ratification of Appointment of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as our Independent Registered Public Accounting Firm (Independent Auditors)	34
Fees of Independent Registered Public Accounting Firm	34
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	35
Report of the Audit Committee	35
Section 16(a) Beneficial Ownership Reporting Compliance	36
Stockholder Proposals for the 2009 Annual Meeting of Stockholders	36
Other Matters	36
Householding of Proxy Materials	36
Expenses of Solicitation	37
Annual Report	37

OMRIX BIOPHARMACEUTICALS, INC.
One Rockefeller Center, Suite 23222
New York, New York 10020

PROXY STATEMENT

This Proxy Statement, the accompanying proxy card and the Annual Report to Stockholders of Omrix Biopharmaceuticals, Inc. are being mailed on or about April 24, 2008. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting of Stockholders (the “Meeting”). The Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Attorneys-In-Fact appointed by the Board the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you own shares of our common stock at the close of business on our record date of Wednesday, March 26, 2008.

How many shares of Common Stock may vote at the Meeting?

As of April 1, 2008, there were 17,115,719 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record,” you may vote in person at the Meeting or vote your proxy by mailing in the enclosed proxy card.

If you hold your shares in “street name,” your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of all seven Directors with terms expiring at the 2009 Annual Meeting of Stockholders.

Proposal 2 —	FOR the ratification of the selection by the Board of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

What are my choices when voting?

Proposal 1 — You may cast your vote in favor of electing the nominees as Directors or withhold your vote on one or more nominees.

Proposal 2 — You may cast your vote in favor of or against the appointment of our independent auditors, or you may elect to abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the Attorneys-in-Fact appointed by the Board will vote your shares as follows:

Proposal 1 —	FOR the election of all seven Directors with terms expiring at the 2009 Annual Meeting of Stockholders.

Proposal 2 —	FOR the ratification of the appointment of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

If any other matter is properly presented at the Meeting, the Attorneys-in-Fact will vote your shares using his or her best judgment.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Meeting, are counted for quorum purposes, and other than for Proposal 1, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

Can I change my vote and/or revoke my proxy after I have mailed in my proxy card?

You may change your vote at any time before your proxy is exercised. If you are the record holder of your shares, you may revoke your proxy by:

•	sending a written notice of revocation to the Secretary of our company that is received prior to the Meeting, stating that you revoke your proxy;

•	signing a later-dated proxy card and submitting it so that it is received prior to the Meeting in accordance with the instructions included in the proxy card(s); or

•	attending the Meeting and voting your shares in person.

What vote is required to approve each proposal?

Quorum:

The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote will constitute a quorum for the Meeting. If fewer than this number are present at the Meeting, no business can be conducted other than the adjournment of the meeting to another date. If you submit a properly executed proxy card (or one is submitted on your behalf by your broker or bank or other nominee) then you will be considered part of the quorum. Abstentions and broker non-votes will be counted towards the quorum requirements.

Approval of the proposals:

Proposal 1 requires a plurality of the votes cast to elect a director.

Proposal 2 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the Meeting.

Who pays the cost of this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our Common Stock.

Is this Proxy Statement the only way that proxies are being solicited?

No. Certain of our Directors, officers or employees may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

If you have any further questions about voting your shares or attending the Meeting, please call our Investor Relations Department at (212) 887-6510.

PROPOSAL 1

Election of Directors

Composition of the Board

The full Board currently consists of seven Directors. The current composition of the Board is:

Fredric Price

Larry Ellberger

Bernard Horowitz, Ph.D.

Kevin Rakin

Philippe Romagnoli

Steven St. Peter, M.D.

Robert Taub

The election of seven Directors will take place at the Meeting. On April 10, 2008, the Board approved the recommendation of the Governance and Nominating Committee that the full Board be comprised of seven Directors. Mr. Price will not stand for re-election.

If elected, each of the seven Director nominees will serve on the Board until the Annual Meeting in 2009, or until their successors are duly elected and qualified in accordance with our Bylaws. If any of the seven nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that any of the seven nominees for election named below will be unable to serve.

Your Board Recommends That Stockholders
Vote FOR All Seven Nominees Listed Below.

Name	Age	Position(s)

Larry Ellberger	60	Chairman of the Board
Robert Taub	60	Chief Executive Officer and Director
Bernard Horowitz, Ph.D.	63	Director
Pamela W. McNamara	50	Director
Kevin Rakin	47	Director
Philippe Romagnoli	60	Director
Steven St. Peter, M.D.*	41	Director

*	Dr. St. Peter has informed us that because of certain limitations related to his employment, he needs to reduce his number of directorships. Consequently, we have commenced a search to identify Dr. St. Peter’s successor and it is unlikely that he will serve his full one-year term. Dr. St. Peter will remain on the Board until such time as his successor has been appointed.

Larry Ellberger has served as a member of our Board since August 2006 and, if elected, will serve as chairman of the board. From October 2005 to May 2006, Mr. Ellberger served as interim chief executive officer of PDI, Inc., a provider of sales and marketing services to the biopharmaceutical industry. Previously, he was a member of the board of directors of PDI and chairman of the audit committee. From May 2000 to July 2003, Mr. Ellberger was senior vice president, corporate development at PowderJet, PLC, a U.K. vaccine company. During his tenure at PowderJet, PowderJet completed numerous acquisitions and was sold to Chiron Corporation in 2003. He was also a member of PowderJet’s board of directors. Prior to PowderJet, Mr. Ellberger held several positions at W. R. Grace, including Chief Financial Officer, interim CEO, and SVP, Corporate Development. Also, Mr. Ellberger held numerous executive positions, during his 19 years with American Cyanamid Company, a multinational life sciences company until its acquisition by Wyeth in 1995. He received a B.A. in economics from Columbia College and a B.S. in chemical engineering from Columbia School of Engineering. Mr. Ellberger is a Founding Partner of HVA, Inc., an advisory firm for the life sciences industry, and a Director of Avant Immunotherapeutics, Inc., TransPharma Medical, Ltd. and The Jewish Children’s Museum.

Robert Taub has served as our chief executive officer and a member of our Board since the founding of Omrix in 1995. Prior to establishing Omrix, Mr. Taub was the co-founder of Octapharma A.G., a Swiss plasma fractionation and pharmaceutical company, which successfully introduced innovative plasma derivative products to the market. During his time at Octapharma, from 1983 to 1995, the company underwent a successful transformation from a start-up operation to an integrated manufacturing enterprise. He also founded a research and development group in Israel and initiated and directed the management of a biological fibrin sealant development project. Prior to Octapharma, Mr. Taub held various general management and sales and marketing positions with Armour Pharmaceutical, Revlon Health Care Group, Baxter Travenol Laboratories, Inc., now Baxter International Inc., and Monsanto Company. He has a B.A. in languages from the University of Antwerp and an M.B.A. from INSEAD (the European Institute of Business Administration) in Fontainebleau, France.

Bernard Horowitz, Ph.D. has served as a member of our Board since February 2006. Since January 2000, he has been a principal of Horowitz Consultants, LLC, a company providing assistance in strategic planning, process development, viral safety, clinical trial design and new product regulatory compliance. From 1995 to 1999, Dr. Horowitz served as chief scientific officer, executive vice president and director of V.I. Technologies, Inc., now Panacos Pharmaceuticals, Inc., a now publicly held company he helped found as a spin-out from the New York Blood Center. Dr. Horowitz has served as a scientific consultant to the National Institutes of Health, the Food and Drug Administration, the National Hemophilia Foundation, the International Association of Biological Standardization, and the World Health Organization. Dr. Horowitz is a co-inventor of over 25 issued U.S. patents. Dr. Horowitz received his B.S. in biology from the University of Chicago and his Ph.D. in biochemistry from Cornell University Medical College.

Pamela W. McNamara has been Chief Executive Officer of CRF, Inc., a clinical trial data management and mobile technology company since October 2003. From February 2002 until October 2003, Ms. McNamara was a private consultant. Ms. McNamara was appointed Chief Executive Officer of Arthur D. Little, Inc., a global management and technology firm, from 2001 to February 2002, to develop plans to restructure, reorganize or divest the firm’s viable business units. In February 2002, Arthur D. Little filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code to provide a framework under which these plans could be executed. Ms. McNamara served as Managing Director of Arthur D. Little from 1997 to 2001, and had been a partner since 1992, focusing on the pharmaceutical and biotechnology industries. Ms. McNamara is a director of GTC Biotherapeutics, Inc. and is a former director of Omrix.

Kevin Rakin has served as a member of our Board since January 2007. Since February 2007, Mr. Rakin has been chairman and chief executive officer of Advanced BioHealing, Inc. and from January 2006 to February 2007, he served as its interim chief executive officer as well as an executive-in-residence at Canaan Partners. Mr. Rakin co-founded Genaissance Pharmaceuticals, Inc. and served as its president and chief executive officer from August 2002 until its merger with Clinical Data, Inc., in October 2005. He also served as Genaissance’s president and chief financial officer from October 2000 to August 2002 and prior to that as its executive vice president & chief financial officer. From 1990 to December 1997, Mr. Rakin served as a principal at the Stevenson Group, a consulting firm, where he provided financial and strategic planning services to high-growth technology companies and venture capital firms. Mr. Rakin was previously a manager with the entrepreneurial services group of Ernst & Young LLP where he was employed from 1982 to 1990. Mr. Rakin holds a B.S. in business and a M.S. in finance from the University of Cape Town and a M.B.A. from Columbia University. He is a director of Vion Pharmaceuticals, Inc.

Philippe Romagnoli has served as a member of our Board since January 2007. From April 2004 to January 2007, Mr. Romagnoli had been our vice president and secretary and from September 2002 to April 2004, he was our interim chief financial officer and a member of our Board. Prior to joining Omrix, from 1998 to 2002, he was the chairman of the board of Artesia Bank and from 1992 until 1998, the chief executive officer of Banque Paribas Belgium. Mr. Romagnoli holds an engineering degree with a specialty in physics from the University of Liège Belgium.

Steven St. Peter, M.D. has served as a member of our Board since February 2004. He joined MPM Capital as a principal in 2004 and became a general partner in 2005. Prior to joining MPM, from 2001 to 2003, he was a principal at Apax Partners and from 1999 to 2001, he was a senior associate at The Carlyle Group. His investment scope has included both venture and buyout transactions across the medical technology and biopharmaceutical industries. Dr. St. Peter was previously an assistant clinical professor of Medicine at Columbia University. He completed his Doctor of Medicine at Washington University. Prior to his medical training, he was an investment banker at Merrill Lynch. He also holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. in Chemistry from the University of Kansas. He is a director of Helicos BioSciences Corporation, PharmAthene, Inc., Xanodyne Pharmaceuticals Inc., Syndax Pharmaceuticals Inc. and EKR Therapeutics, Inc.

Information Regarding the Board and its Committees

Board Meeting, Attendance of Directors and Other Matters

Our Board held nine meetings in 2007, of which six were regularly scheduled meetings and three were unscheduled meetings. During 2007, each of the directors attended 80% or more of the total meetings of the Board and the respective committees on which he served. As required under the Nasdaq listing standards, our independent directors meet in executive sessions at which only independent directors are present after each regularly scheduled Board meeting. The Board has the express authority to hire its own legal, accounting and other advisors. Recognizing that director attendance at our annual meeting can provide stockholders with an opportunity to communicate with directors about issues affecting our business, it is our policy to actively encourage our directors to attend the annual meeting of stockholders.

Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The following table provides membership information for each of the Board committees following the Meeting:

	Governance	Compensation
Audit Committee	Committee	Committee

Larry Ellberger	Larry Ellberger*	Bernard Horowitz
Pamela McNamara	Bernard Horowitz	Pamela McNamara*
Kevin Rakin*	Steven St. Peter	Kevin Rakin

*	Committee Chairman

In addition to the three standing committees mentioned above, the Board has a Science Committee currently comprised of Bernard Horowitz. The Science Committee is responsible for, among other things, choosing and overseeing our scientific advisory board.

Below is a description of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee committees. Each of the committees has authority to engage outside legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board annually reviews the Nasdaq listing standards definition of independence for committee members and has determined that all members of each committee are independent within the meaning of the applicable Nasdaq listing standards.

Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and assists the Board in fulfilling its oversight responsibility to the stockholders and others relating to:

•	the integrity of our financial statements and the financial reporting process;

•	the adequacy and effectiveness of our accounting and internal controls;

•	the performance of our independent auditors;

•	the annual audit of our financial statements; and

•	the independent auditors’ qualifications and independence.

In connection with this oversight role, the Audit Committee performs several functions, including, among other things:

•	appointing the independent auditors;

•	evaluating the performance and independence of the independent auditors;

•	monitoring the rotation of partners of the independent auditors on our engagement team as required by law;

•	discussing with management and the independent auditors the adequacy and effectiveness of our internal controls over financial reporting;

•	establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints we may receive regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing the financial statements to be included in our annual report on Form 10-K; and

•	discussing with management and the independent auditors the results of the annual audit and results of our quarterly financial statements.

The Board has adopted a charter for the Audit Committee, which is available on our website at www.omrix.com by first clicking on “Investor Relations” and then “Corporate Governance.” A copy of the charter for the Audit Committee is also attached to this proxy statement as Appendix I. The charter is also available in print to any stockholder who requests it. The Audit Committee has three members and held eight meetings in 2007.

The Audit Committee is comprised solely of non-employee Directors, all of whom the Board has determined satisfy the independence requirements of the SEC and Nasdaq applicable to audit committee members. The Board has determined that Mr. Rakin, Chairman of the Audit Committee, is an “audit committee financial expert,” as defined in the applicable rules of the Securities and Exchange Commission.

Compensation Committee.

The Compensation Committee reviews and approves the compensation for our executive officers, as well as our compensation strategy and policies as a whole. In furtherance of these responsibilities, the Compensation Committee:

•	reviews and approvals goals and objectives relevant to the compensation of our executive officers;

•	reviews and approves the compensation and other terms of employment of our Chief Executive Officer;

•	evaluates annually the compensation for Board and Board committee service by non-employee members of the Board and recommends such compensation levels to the Board;

•	provides the Board with guidelines for the issuance of options and other forms of equity-based compensation to all our employees; and

•	administers our stock option plans and other similar programs.

The Compensation Committee has three members and held six meetings in 2007. The Compensation Committee is comprised solely of non-employee Directors, all of whom the Board has determined satisfy the independence requirements of the SEC and Nasdaq applicable to compensation committee members. The Committee may form a subcommittee of at least two members and delegate to such subcommittee any power and authority the Compensation Committee deems appropriate other than any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

The Board has adopted a charter for the Compensation Committee, which is available on our website at www.omrix.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter is also available in print to any stockholder who requests it.

Governance and Nominating Committee.

The Governance and Nominating Committee has the power and authority to, among other things:

•	make recommendations regarding the size and composition of the Board;

•	identify, evaluate and recommend qualified candidates to serve on the Board;

•	evaluate, review and consider whether to recommend to the Board the nomination, upon conclusion of their terms, of existing directors for re-election to the Board;

•	evaluate annually the performance of the Board, each Board committee and each member of the Board; and

•	review at least annually the corporate governance principles adopted by the Board and recommend any desired changes to the Board.

The Governance and Nominating Committee has three members and held two meetings in fiscal 2007. The Committee is comprised solely of non-employee Directors, all of whom the Board has determined satisfy the independence requirements of the SEC and Nasdaq applicable to governance and nominating committee members.

The Board has adopted a charter for the Governance and Nominating Committee, which is available on our website at www.omrix.com by first clicking on “Investor Relations” and then “Corporate Governance.” The charter is also available in print to any stockholder who requests it.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Ellberger, Horowitz and Rakin and, subject to their election at the Meeting, the Compensation Committee will consist of Ms. McNamara and Messrs. Horowitz and Rakin, each of whom is an independent director. Mr. Ellberger currently chairs and, subject to her election at the Meeting, Ms. McNamara will Chair our Compensation Committee. The Compensation Committee is comprised entirely of independent directors. There are no interlocks among any of the members of our Compensation Committee and any of our executive officers.

Corporate Governance

Corporate Governance Guidelines

We have adopted a corporate governance policy titled “Corporate Governance Policy” which is available at www.omrix.com by first clicking “Investor Relations” and then “Corporate Governance”. The “Corporate Governance Policy” is also available in print to any stockholder who requests it.

Director Independence

As required under NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board periodically consults with our General Counsel as well as our outside legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our executive officers and our independent auditors, the Board affirmatively has determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except Robert Taub, our Chief Executive Officer, and Mr. Romagnoli who was a Vice-President of Omrix until January 2007.

Nominations for Directors

The Governance and Nominating Committee is responsible for identifying Director candidates and recommending qualified candidates to the Board for nomination. The Committee considers recommendations of potential candidates from current Directors, management and stockholders. Stockholders’ nominations for Directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Committee to assess his or her qualifications. Nominations must be addressed to the Chairman of the Governance and Nominating Committee in care of our Secretary at our headquarters address listed below, and must be received no later than February 15, 2009, in order to be included in the proxy statement for the next annual election of Directors.

Chairman of the Governance and Nominating Committee
c/o Secretary
Omrix Biopharmaceuticals, Inc.
One Rockefeller Center, Suite 2322
New York, New York 10020

Candidates recommended by our stockholders shall be evaluated on the same basis as candidates recommended by our Directors, officers, third party search firms or other sources. The Governance Committee may also consider whether to support the nomination of any person nominated for election to the Board by a stockholder pursuant to the provisions of our Bylaws relating to stockholder nominations. During the past fiscal year, the Governance and Nominating Committee did not receive a director nominee by a stockholder or a group of stockholders totaling more than 5% of our voting stock, and we did not pay a fee to, or engage, any third party search firm or other source to identify and evaluate nominees for directors.

The Governance and Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential Director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.

The Board has developed a group of criteria which are designed to describe what qualities and characteristics are desired for the Board as a whole. The full Board conducts an annual self-evaluation of its membership with respect to the criteria. The purpose of this evaluation is to help ensure the Board remains comprised of members fulfilling the desired complement of talents and expertise for the Board as a whole. No single Director is expected to have each criterion. The Board applies these same criteria in evaluating candidates nominated by stockholders as well as in evaluating those recommended by other sources.

The criteria are reviewed annually by the Governance and Nominating Committee and the Board to ensure they remain pertinent and robust. In general, they require that each Director:

•	have the highest personal and professional ethics, integrity and values; and

•	consistently exercise sound and objective business judgment.

In addition, it is anticipated that the Board as a whole will have individuals with:

•	significant appropriate senior management and leadership experience;

•	a comfort with technology;

•	a long-term and strategic perspective; and

•	the ability to advance constructive debate and a global perspective.

Further, it is important for the Board as a whole to operate in an atmosphere where constructive discussion and debate between and among the members is a key element.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by mail. The following address may be used by those who wish to send such communications by mail:

[Board of Directors] or [Name of Individual Director(s)]
c/o Secretary
Omrix Biopharmaceuticals, Inc.
One Rockefeller Center, Suite 2322
New York, New York 10020

The Board has instructed the Secretary to review all communications so received, and to exercise his or her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances. However, any Director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the Directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all employees worldwide. The Code of Business Conduct and Ethics is available at www.omrix.com by first clicking on “Investor Relations” and then “Corporate Governance.” The Code of Business Conduct and Ethics is also available in print to any stockholder who requests it. The Code of Business Conduct and Ethics sets forth a written code of ethics and business conduct that all of our employees are required to adhere to in addressing the legal and ethical issues encountered in conducting their work. The Code of Business Conduct and Ethics requires that employees comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct and Ethics.

Executive Compensation

Set forth below is the name, age, position and a brief account of the business experience of each of our executive officers as of March 31, 2008:

Name	Age	Position(s)

Robert Taub	60	Chief Executive Officer and Director
Nissim Mashiach	47	President and Chief Operating Officer
V. Marc Droppert	56	Executive Vice President
Nanci Prado	38	Vice President, General Counsel

Robert Taub has served as our Chief Executive Officer and a member of our Board since the founding of Omrix in 1995. Prior to establishing Omrix, Mr. Taub was the co-founder of Octapharma A.G., a Swiss plasma fractionation and pharmaceutical company, which successfully introduced innovative plasma derivative products to the market. During his time at Octapharma, from 1983 to 1995, the company underwent a successful transformation from a start-up operation to an integrated manufacturing enterprise. He also founded a research and development group in Israel and initiated and directed the management of a biological fibrin sealant development project. Prior to Octapharma, Mr. Taub held various general management and sales and marketing positions with Armour Pharmaceutical, Revlon Health Care Group, Baxter Travenol Laboratories, Inc., now Baxter International Inc., and Monsanto Company. He has a B.A. in languages from the University of Antwerp and an M.B.A. from INSEAD (the European Institute of Business Administration) in Fontainebleau, France.

Nissim Mashiach has served as our President and Chief Operating Officer since January 2008. Mr, Mashiach served as our Executive Vice President and Chief Operating Officer from 2007 to 2008, our Senior Vice President, Operations from 2000 to 2007 and as our plant manager from 1998 to 2000. From 1991 to 1998, he served in various production and operations management positions with Perio Products Ltd., a privately held medical devices manufacturer located in Jerusalem, Israel. Mr. Mashiach holds a B.Sc. in chemical engineering from the Technion in Haifa, Israel, an Mpharm.Sc. from the Hebrew University in Jerusalem, Israel and an M.B.A. from the University of Manchester.

V. Marc Droppert has served as our Executive Vice President since November 2007. From January 2001 to October 2007, Mr. Droppert was a partner and a member of the Board of Directors of Leary, Frankie, Droppert and its successor, Graham and Dunn, PC, with a practice focused on emerging-company transactions. From December 1994 to May 2000, he was employed by Physio-Control Inc. as Executive Vice President — Law, Human Resources and Business Development, and following its going public and subsequently being sold to Medtronic, Inc., he served as its Executive Vice President — Operations. From April 1993 to December 1994, he was President of the Virginia Mason Health Plan (a Seattle-area HMO), and a senior executive of the Virginia Mason Medical Center.

Nanci Prado has served as our Vice President and General Counsel since August 2006. From January 2006 to August 2006, she was a partner in the Corporate Group of the New York office of Dorsey & Whitney LLP and from February 2003 to December 2005, she was an associate in the same firm. From July 1999 to February 2003, she was an attorney in the Business and Technology Group in the New York office of Brobeck, Phleger &

Harrison LLP. From June 1996 to July 1999, Ms. Prado was a corporate associate in the New York office of Orrick, Herrington & Sutcliffe LLP and from October 1994 to June 1996, she was an associate at LeBoeuf, Lamb, Greene & MacRae, LLP. Ms. Prado received her B.A. in International Relations from Pomona College and her J.D. from Stanford University.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table.

The Compensation Committee (the “Committee”) is comprised of Larry Ellberger (chairman), Bernard Horowitz, Ph.D. and Kevin Rakin, all of whom are non-employee, independent directors.

The Committee is generally responsible for reviewing and approving goals and objectives relating to the compensation of our Chief Executive Officer (the “CEO”) and other executive officers.

More specifically, the Committee’s duties and responsibilities with respect to our executive compensation are:

1. To review at least annually the goals and objectives of our executive compensation plans and recommend that the Board amend these goals and objectives if the Committee deems it appropriate;

2. To review at least annually our executive compensation plans in light of our goals and objectives with respect to such plans, and, if the Committee deems it appropriate, recommend to the Board the adoption of new, or the amendment of existing, executive compensation plans;

3. To evaluate annually and discuss with the Board the performance of the CEO in light of the goals and objectives of our executive compensation plans, and determine and recommend to the Board for its approval, the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider all relevant factors, including our performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to our CEO in past years;

4. To review annually the performance of the other executive officers in light of the goals and objectives of our executive compensation plans, and, in consultation with our CEO, determine and recommend to the Board for its approval, the compensation of such other executive officers. To the extent that long-term incentive compensation is a component of such executive officer’s compensation, the Committee, in consultation with our CEO, shall consider all relevant factors in determining the appropriate level of such compensation;

5. To evaluate annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board and recommend such compensation levels to the Board for approval;

6. To review and approve any severance or termination arrangements to be made with any executive officer;

7. To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any executive compensation plan;

8. To review perquisites or other personal benefits provided to our executive officers and recommend any changes to the Board; and

9. To produce a Committee report on executive compensation as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC.

Role of Compensation Consultant

The Compensation Committee may, from time to time, hire compensation and benefits consultants to assist in:

•	Developing and reviewing overall compensation strategies and levels;

•	Reviewing our competitive compensation market data for executive officers;

•	Providing input on our pay deliberations for our executive officers; and

•	Providing competitive compensation data on the non-employee directors’ compensation program (for use by Compensation Committee).

During 2007, the Compensation Committee retained Snyder & Co., LLP to provide compensation advice where appropriate.

Compensation Program Objectives

The primary goals of the Compensation Committee with respect to executive compensation are to:

•	Attract and retain talented and dedicated executives;

•	Motivate and inspire employee behavior that fosters a high-performance culture;

•	Support overall business objectives by aligning the interests of our company with those of our employees; and

•	Align executive’s incentives with stockholder value creation.

All of Omrix’ compensation programs for its executive officers have as a primary purpose the attraction, motivation and retention of the highly talented individuals needed to enable Omrix to successfully implement its business plan and compete in a highly competitive marketplace. Our executive officers’ compensation currently consists of the following components:

•	Base Salary is designed to attract and retain employees over time.

•	Cash Bonus Awards are designed to focus employees on key objectives and reward annual achievements.

•	Long-Term Incentive Awards in the form of restricted stock grants and stock option grants are designed to reward achievements by executive officers, to retain executive officers and to align the interests of stockholders and executive officers in such areas as increases to our stock price over a period of years and growth in earnings per share.

•	Termination and Change in Control provisions are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such provisions are commonly offered. They provide potential benefits to ease an employee’s transition due to an unexpected employment transition by us. These provisions are designed to encourage executive officers to remain focused on our business in the event of a rumored or actual change in control.

The Elements of Omrix’ Compensation Program

Base Salary

Executive officer base salaries are set at the discretion of the Board based on recommendations of the Compensation Committee and on job responsibilities and individual contributions. Base salaries are further evaluated with reference to the base salary levels of executives in competitor companies. Base salaries for individual executive officers are evaluated against those of competitor companies in the life sciences industry by reference to the Radford Global Life Sciences Survey (formerly known as the Biotechnology Survey), or the Radford Survey. In general, we target base salaries for our executive officers, including our CEO, at the 50th percentile of base salaries paid by the Radford Survey group. In 2007, the Radford Survey group consisted of 522 companies in the life sciences industry. These companies are identified on Appendix 2 to this proxy statement.

The Committee also uses the following guidelines in reviewing CEO performance:

Basis for CEO Performance Evaluation

CEO performance includes achievement or progress toward both tactical and strategic objectives. Often these objectives are multi-year in nature. Sometimes progress toward long-range objectives has a negative impact on current year financial results (e.g., current research and development spending). Key parameters to be analyzed may include:

•	Progress against product development timetables;

•	Product development outcomes;

•	Progress towards geographic expansion;

•	Meeting or exceeding facility expansion timetables and remaining within budget;

•	Progress in generating awareness of and liquidity in the stock;

•	Increasing stockholder value by identifying and pursuing potential strategic acquisitions; and

•	Strengthening relationships with collaborative partners.

Furthermore, CEO performance takes into consideration what are best characterized as intangible issues that deal with interactions and leadership skills. Examples of such items include:

•	Hiring of experienced new members of senior management;

•	Retaining key employees;

•	Promoting an exciting environment for employees;

•	Supplying timely information to the Board and responding professionally to inquiries;

•	Generating new ideas for organizational growth and increased productivity;

•	Gaining respect from partners and suppliers; and

•	Promoting the highest ethical standards throughout our company.

CEO performance in 2007, in large part, equates to our performance for the year. Key measures to be examined include:

Creation of Stockholder Value:

•	Valuation on an absolute basis; and

•	Valuation on a relative (to similar companies) basis.

Financial Comparisons to Budget:

•	Revenues; and

•	Earnings (whether measured as net operating profit, net income or earnings per share).

Other Executive Officers

The Committee also reviews base salaries for other executive officers, in consultation with the CEO. Factors used in determining base salaries for other executive officers include:

•	Evaluation of individual performance and expected future contributions;

•	Evaluation of our company’s performance;

•	A review of compensation survey data to understand competitive compensation against the external market;

•	Comparison of the base salaries of the executive officers to consider internal equity; and

•	Pay differentials between the United States, Israel, Europe and Asia.

In 2007, our Executive Vice President and Chief Operating Officer, Mr. Mashiach, received a U.S. equivalent base salary of $233,034.

In 2007, our former Executive Vice President and Chief Financial Officer, Mr. Burshtine, received a U.S. equivalent base salary of $140,000.

In 2007, we hired Ms. Stancic as our new Executive Vice President and Chief Financial Officer at a base salary of $325,000. Ms. Stancic resigned effective February 19, 2008.

In 2007, we hired Mr. Droppert as our Executive Vice President at a base salary of $315,000.

In 2007, our Vice President and General Counsel, Ms. Prado, received a base salary of $211,000.

2008 Actions

Effective January 1, 2008, Mr. Mashiach was promoted to President and Chief Operating Officer and we set his base salary at $375,000 (an increase of 61% from his prior base salary of $233,034, which was paid in New Israeli Shekels). This new base salary was based on the Committee’s review of Mr. Mashiach’s performance and the results of the Radford Survey. Mr. Mashiach’s new base salary places him at approximately the 50th percentile of base salaries paid by the Radford Survey group. In his capacity as President and Chief Operating Officer, he will be responsible for directing our company and its subsidiaries and for participating with the CEO in formulating current and long-range plans, objectives and policies. Upon his relocation to the United States, Mr. Mashiach will no longer be eligible to receive certain benefits and programs provided to Israeli employees. Effective January 1, 2008, Ms. Prado’s base salary was increased to $220,000 from her prior base salary of $211,000.

Annual Cash Bonus Awards

Executive officer annual cash bonuses are awarded at the discretion of the Board following receipt of the Committee’s recommendations. Executive bonuses are based on job responsibilities and individual contribution and are further evaluated with reference to the bonus levels of executives in competitor companies. Annual cash bonus awards for individual executive officers are evaluated against those of competitor companies in the life sciences industry by reference to the Radford Survey. In general, we target annual cash bonus awards for our executive officers, including our CEO, at the 50th percentile of bonuses paid by the survey group.

We set the CEO’s bonus for 2007 performance at $138,000 (50% of his eligible bonus, which was up to 60% of his base salary), to be paid early in 2008, based on the results we and Mr. Taub achieved in 2007, in both an absolute sense and in relation to the CEO’s 2007 goals, and referring again to the measures described above in “Basis for CEO Performance Evaluation.”

In 2007, the Company, under Mr. Taub’s direction, met several of its product development and regulatory objectives. The Company received marketing approval from the FDA for Evicel, the Company’s second generation fibrin sealant, as an adjunct to vascular surgery in May 2007 and for general surgical use in January 2008. In addition, the FDA approved the Company’s Biologics License Application to market Evithrom, its thrombin stand-alone product in August 2007.

The Company also continued to increase its research and development efforts through the development of Adhexil, its adhesion prevention product, continued its investment in expanding its manufacturing capabilities through the construction of its new plant in Jerusalem and maintained favorable relations with Ethicon, Inc.

In addition, Mr. Taub devoted a significant amount of time and effort to expanding the market’s awareness of the Company and in generating liquidity in its stock.

We set the four other named executive officers’ bonuses for 2007 performance at a grand total of $134,795, to be paid early in 2008, in accordance with the Compensation Committee’s discretion in light of the results they achieved in 2007. The bonuses paid to our named executive officers in respect of 2007 are shown in the bonus column of the Summary Compensation Table on page 18.

Special Cash Bonus Award

Our CEO, Mr. Taub, received a special discretionary cash bonus in the amount of $65,000 in recognition of his contributions toward and leadership in connection with our follow-on offering.

Long-Term Incentives

Stock Awards.  Long-term incentive awards in the form of stock and restricted stock are made to the executive officers at the discretion of the Board following the recommendations of the Committee and were awarded in recognition of exceptional, non-recurring achievements in 2007.

Effective January 1, 2008, Mr. Mashiach was awarded 7,500 shares of restricted stock in recognition of his promotion to President and Chief Operating Officer. This award vests on the third anniversary of the date of grant.

Stock Option Grants.  Long-term incentive awards in the form of stock option grants are made to the executive officers at the discretion of the Board following the recommendations of the Committee. Stock option grants are based on job responsibilities and individual contribution to our financial performance and are further evaluated with reference to the stock option levels of executives in competitor companies, as measured by the Radford Survey group. In general, we target stock option grants for our executive officers, including our CEO, at the 75th percentile of stock option grants awarded by the survey group. Because a financial gain from stock options is only possible after the price of Omrix common stock has increased, we believe grants encourage executives and other employees to focus on behaviors and initiatives that should lead to a sustained increase in the price of Omrix common stock, thereby aligning the interests of executives with those of all Omrix stockholders.

Grants were made in 2007 to the named executive officers, other than the CEO, as shown in the Grants of Plan-Based Awards Table on page 22.

Grant Practices.  Stock options provide potential financial gain to executive officers from the potential appreciation in stock price from the date the option is granted until the date that the option is exercised. In accordance with the terms of Omrix’ equity incentive plan, the exercise price may not be less than the fair market value of a share of Omrix common stock on the date of grant. The exercise price of stock option grants has been set at fair market value, defined as the mean between the highest and lowest reported sales price per share of our common stock on the national securities exchange on which our stock is principally traded, for the last preceding date on which there was a sale of such stock on the exchange. This policy regarding fair market value pricing takes into account the fact that our Board and/or Compensation Committee meetings, at which stock option grants are approved, may occur in Europe or Israel (or by telephone conference with directors calling in from various parts of the world), so that a Thursday Board meeting in Israel, for example, may be Wednesday in the United States.

We have not granted stock options at a discount to fair market value or reduced the exercise price of outstanding stock options except in the case of adjustments to reflect a stock split or other similar event. We have not granted stock options with a so-called “reload” feature, nor do we loan funds to employees to enable them to exercise stock options. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Omrix’ options are granted at fair market value under the method described above on a fixed date or event (such as an employee’s hire date or our January meeting of the Board and or Compensation Committee). All grants to executive officers require the approval of the Compensation Committee. Our general policy is to grant options only on the annual grant date or as soon as practical upon a new employee’s employment or promotion date, although there may be special circumstances when grants will be made on other dates.

Stock options are exercisable in equal installments on the first, second, third and fourth anniversaries of the date of grant and expire ten years from the grant date.

Benefits

In general, the named executive officers are not provided with employee benefit programs that are different than those that would apply generally to other employees of Omrix. In some cases, employment contracts have provided for payments or reimbursements to certain executive officers for costs associated with acquiring their own employee benefits coverage.

Perquisites

Executive officers are provided a limited number of perquisites. The primary purpose is our desire to minimize distractions from the executives’ attention to important Omrix initiatives.

In 2007, we provided the following, all of which are quantified in the Summary Compensation Table on page 18.

In the absence of a United States employee benefits program, Mr. Taub was paid or reimbursed for life insurance premiums and health insurance premiums. In addition, he was reimbursed for or paid an automobile allowance and mobile telephone allowance.

Based on prevailing practices in Israel, Mr. Mashiach and Mr. Burshtine were reimbursed for or paid an automobile, recreation and telephone allowance, health and life insurance premiums and certain taxes and living expenses and, in the case of Mr. Mashiach, certain vacation expenses. In addition, Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the retirement, death or termination without cause (as defined in the Israel Severance Pay Law) of an employee. To satisfy this requirement, we make contributions on behalf of most of our Israeli employees to a fund known as Managers’ Insurance. This fund provides a combination of retirement plan, insurance and severance pay benefits to the employee, giving the employee or his or her estate payments upon retirement or death and securing the severance pay, if legally entitled, upon termination of employment. Each full-time employee, including Mr. Mashiach and Mr. Burshtine, is entitled to participate in the plan, and each employee who participates contributes an amount equal to 5% of his or her salary to the retirement plan and we contribute between 13.33% and 15.83% of his or her salary (consisting of 5% to the retirement plan, 8.33% for severance payments and up to 2.5% for insurance). In addition, during 2007 we contributed 7.5% of Mr. Burshtine’s and Mr. Mashiach’s monthly base salary to a tax advantaged educational savings plan established under Israeli law.

Termination and Change in Control Arrangements

Executive officers may be eligible for benefits and/or payments if, in certain circumstances, their employment is terminated or if there is a change in control of Omrix, as described under the heading “Potential Payments Upon Termination or Change in Control” beginning on page 25.

Termination Benefits.  Omrix does not maintain a termination or severance program covering all employees or all executive officers. However, the individual employment contracts of executive officers may provide termination payments under circumstances and in an amount we believe is appropriate, taking into account items such as the greater amount of time expected for a terminated executive officer to secure alternative employment. Termination benefits are intended to ease the consequences to an executive officer of a termination of employment. We benefit in that our ability to attract, motivate and retain executive officers is improved.

Change in Control.  Omrix does not maintain a change in control severance program covering all employees or all executive officers. However, the individual employment contracts of executive officers may provide payments and other benefits under circumstances and in an amount we believe is appropriate, taking into account such items as the importance to us and our stockholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Change in control provisions may protect stockholder interests by enhancing the focus of our executive officers during rumored or actual change in control activity through:

•	Incentives to remain with us despite uncertainties while a transaction is under consideration or pending;

•	Provision of a minimum level of severance if separation occurs after a change in control; and

•	Access to the equity component of total compensation after a change in control.

Omrix stock options and/or restricted stock may vest upon a change in control, either in whole or in part based on the terms and conditions of individual awards (as fully described on page 25). With respect to 2007 awards, following receipt of the Committee’s recommendations, the Board has the discretion to accelerate the vesting of awards or to cancel awards upon notice in connection with a change in control. This provision is competitive and consistent with the prevailing practice of other companies in the Radford Survey group.

Limit on Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code (the “Code”), the income tax deduction that a publicly held corporation can claim in any tax year for compensation paid to a covered employee is limited to $1,000,000. In 2007, none of our executive officer received total compensation that was more than $1,000,000, as quantified in the Summary Compensation Table on page 18.

None of Mr. Taub’s 2007 base salary, cash bonuses for 2007, contributions and performance, perquisites or stock awards was deferred, nor do any qualify for exclusion from the limit by virtue of meeting the statutory definition of “performance-based compensation.” In order for a compensation element to be excluded by virtue of being “performance based compensation,” there must be no exercise of positive discretion on the part of the Committee in determining compensation. We believe that, given our relative newness as a public company and the exceptionally high rate of change that we are experiencing, it is critically important for the Committee to retain the flexibility to exercise discretion in determining compensation.

Compensation Committee Report

The Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with our management. Based on the review and discussions, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee

Larry Ellberger
(Chairman)
Bernard Horowitz, Ph.D.
Kevin Rakin

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2007.

									Change In
									Pension
									Value and
									Nonqualified
					Stock		Option		Deferred	All Other
				Bonus	Awards		Awards		Compensation	Compensation
Name and Principal Position	Year	Salary ($)		($)(1)	($)(2)		($)(3)		Earnings ($)	($)(4)	Total ($)(5)

Robert Taub	2007	460,000		203,000	—		184,198		—	144,819	992,017
Chief Executive Officer	2006	384,722		275,000	363,640	(6)	15,644		—	321,036	1,360,042
Michael Burshtine	2007	140,000	(7)	—	—	(8)	—	(8)	—	64,993	204,933
Executive Vice President and Chief Financial Officer	2006	180,000		100,000	104,165		—		—	76,454	460,619
Ana Stancic	2007	81,250	(9)	—	56,927	(9)	77,69	(9)	—	4,021	218,893
Executive Vice President and Chief Financial Officer	2006	—		—	—		—		—	—	—
Nissim Mashiach	2007	233,034		87,420	56,012		97,527		—	88,215	562,208
President and Chief Operating Officer	2006	196,645		100,000	—		—		—	102,964	399,609
V. Marc Droppert	2007	48,462	(10)	21,000	—		40,016		—	52,945	164,423
Executive Vice President	2006	—		—	—		—		—	—	—
Harold Safferstein	2007	170,767	(11)	—	—		—	(12)	—	—	170,767
Vice President, Business Development	2006	174,479	(11)	—	—		38,885		—	4,850	218,214
Nanci Prado	2007	210,961		26,375	—		94,840		—	—	332,176
Vice President, General Counsel	2006	72,692		10,038	—		32,185		—	—	114,915

(1)	The amounts shown for 2007 consist of bonuses earned in 2007 but paid in 2008. The amounts shown for 2006 consist of bonuses earned in 2006 but paid in 2007.

(2)	The dollar amount shown for each Named Executive Officer is the compensation expense recognized in the indicated fiscal year for all stock awards held by the officer under FAS 123R, except that we have assumed no forfeitures in our valuation. See Note 13 — Stock Option Plans — to our December 31, 2007 financial statements in our annual report filed on Form 10-K for further information.

(3)	The dollar amount shown for each Named Executive Officer is the compensation expense recognized in the indicated fiscal year for all stock options held by the officer under FAS 123R, except that we have assumed no forfeitures in our valuation. See Note 13 — Stock Option Plans — to our December 31, 2007 financial statements in our annual report filed on Form 10-K for further information.

(4)	The amount shown for 2007 for each Named Executive Officer reflects the amounts set forth in the two supplemental tables and accompanying footnotes below.

(5)	The proportion of “Salary” and “Bonus” (non-incentive plan compensation) to the total compensation for each Named Executive Officer is approximated as follows: Mr. Taub, 67%, Mr. Mashiach, 59%, Mr. Droppert, 45%, and Ms. Prado, 71%. Because the table below reflects less than the full fiscal year salary for individuals who were not employed by us for the full fiscal year, and because the value of certain the awards included is based on the FAS 123(R) value, these percentages cannot be derived using the amounts reflected in the Summary Compensation Table.

(6)	Amount reflects the compensation expense recognized in 2006 under FAS 123R with respect to a grant to Mr. Taub of 36,364 fully vested shares (based on the successful completion of our IPO) pursuant to the terms of the employment agreement that he entered into with us on March 20, 2006. The terms of Mr. Taub’s employment agreement are described below under “Employment Agreements with Named Executive Officers”.

(7)	Mr. Burshtine served as our Chief Financial Officer until August 31, 2007. The dollar amount shown reflects the amount he received for his partial year of employment.

(8)	All of Mr. Burshtine’s unvested shares of restricted stock and options were forfeited upon his termination from service on August 31, 2007.

(9)	Ms. Stancic joined us in October 2007. The dollar amount shown reflects the amount she received for her partial year of employment. All of Ms. Stancic’s unvested shares of restricted stock and options were forfeited upon her termination from service on February 19, 2008.

(10)	Mr. Droppert joined us in November 2007. The dollar amount shown reflects the amount he received for his partial year of employment.

(11)	Mr. Safferstein joined us in April 2006 as our Vice President, Business Development and served until June 2007. The dollar amount shown reflects the amount he received for his partial year of employment.

(12)	All of Mr. Safferstein’s unvested shares of restricted stock and options were forfeited upon his termination from service on June 14, 2007.

The following tables provide details of “all other compensation” (including perquisites and other compensation not otherwise disclosed in the columns to the left in the Summary Compensation Table) for each of our Named Executive Officers.

					Non-U.S. Life
					Insurance and
		Health	U.S. Life	Non-U.S.	Other Retirement	Vacation
		Insurance	Insurance	Savings Plan	Benefits	Redemption
Name	Year	Premiums ($)	Premiums ($)	Deposits ($)	Contributions ($)(1)	Payments ($)

Robert Taub	2007	63,151	—	—	34,709	—
Michael Burshtine	2007	112	—	17,500	11,662	4,381
Ana Stancic	2007	2,459	1,562	—	—	—
Nissim Mashiach	2007	168	—	29,129	19,412	—
V. Marc Droppert	2007	2,945	—	—	—	—
Harold Safferstein	2007	—	—	—	—	—
Nanci Prado	2007	—	—	—	—	—

					Living
		Automobile			Expenses	Personal	Income Tax
		Allowance/	Relocation	Tax	Equalization	Travel	Equalization
Name	Year	Reimbursement ($)(2)	Expenses ($)	Reimbursements ($)	Payments ($)	Expenses ($)	Payments ($)

Robert Taub	2007	28,460	—	—	—	18,499	—
Michael Burshtine	2007	18,096	—	8,805	4,377	—	—
Ana Stancic	2007	—	—	—	—	—	—
Nissim Mashiach	2007	27,361	—	10,727	1,418	—	—
V. Marc Droppert	2007	—	50,000	—	—	—	—
Harold Safferstein	2007	—	—	—	—	—	—
Nanci Prado	2007	—	—	—	—	—	—

(1)	Amounts reflected include disability insurance.

(2)	We determined the incremental cost of this personal benefit to be equal to the direct cost of leasing or reimbursements of leasing or finance costs and fuel, maintenance and insurance.

Employment and Severance Agreements with Named Executive Officers

Robert Taub

Effective March 20, 2006, we entered into an employment agreement with Robert Taub, which supersedes our prior agreement with him which was originally effective as of December 31, 1998. The initial term of the agreement will end on the third anniversary of the date of our initial public offering, subject to automatic annual extensions for successive one-year terms unless either party gives six months’ prior written notice to the other party of the intent not to extend the agreement.

Under the agreement, Mr. Taub is entitled to receive an annual base salary of $400,000, subject to annual modifications in the discretion of our Board. Mr. Taub is eligible to participate in a management bonus plan established by us in accordance with the terms and conditions of the plan; if Mr. Taub becomes entitled to a bonus under this plan, it will be equal to no less than 25% of his then-current base salary. We do not currently have such a plan. In connection with Mr. Taub’s relocation from Belgium to New York, we have agreed to pay or reimburse Mr. Taub for relocation costs, costs associated with leasing a suitable apartment in Manhattan, New York, up to $5,000 per month for increased living costs as a result of living in Manhattan, up to four round trips each year for Mr. Taub and his wife between Brussels, Belgium and New York City, and tax gross-up payments to Mr. Taub to compensate him for income tax liability resulting from his receipt of these payments. The agreement also provides for tax equalization payments in the event that Mr. Taub’s relocation to the United States results in incremental income taxes. Under the agreement, Mr. Taub is subject to non-competition and non-solicitation covenants for one year following termination of his employment with us. Mr. Taub was also granted 36,364 fully vested shares in 2006.

The terms of the agreement relating to the termination of Mr. Taub’s employment are discussed below, under the heading “Potential Payments Upon Termination or Change in Control.”

Michael Burshtine

In February, 2004, we entered into an employment agreement with Michael Burshtine, which we amended and restated as of January 1, 2006 and which was terminated upon his resignation on August 31, 2007. No severance amount was paid by Omrix other than $26,770, which represented severance due to Mr. Burshtine under Israeli law from the Manager’s Insurance fund described on page 24 under “Non-Qualified Deferred Compensation”.

Ana Stancic

In August 2007, we entered into an employment agreement with Ana Stancic, which became effective on October 1, 2007 and was terminated upon her resignation and departure on February 19, 2008. As a result of termination of her service on February 19, 2008, Ms. Stancic received severance in the amount of $325,000, which equaled her annual base salary and was the amount we were contractually obligated to pay under her employment agreement. Ms. Stancic also received a lump sum of $160,000 on January 31, 2008 under the terms of her employment agreement.

Nissim Mashiach

Effective January 1, 2008, we entered into an employment agreement with Nissim Mashiach. The initial term of the agreement will end on December 31, 2010, subject to automatic annual extensions for successive one-year terms unless either we or Mr. Mashiach gives 90 days prior written notice to the other party of the intent not to renew. Under the agreement, Mr. Mashiach is entitled to receive an annual base salary of $375,000, subject to annual modifications in the discretion of the Chief Executive Officer and our Board, and an annual bonus award between 0% and 50% of his base salary based on our and individual performance measures established each year by our Board. Pursuant to the agreement, Mr. Mashiach was granted stock options to purchase 80,000 shares of our common stock, vesting in equal annual installments over four years and subject to acceleration upon a change of control of our company, and 7,500 shares of restricted shares, all of which shares of restricted stock shall vest on the third anniversary of the date of grant.

Pursuant to the agreement, Mr. Mashiach has agreed that he will not compete with us for a period of three years following termination of his employment for any reason. Mr. Mashiach is also bound by a separate employee undertaking, which contains our standard confidentiality, proprietary information, assignment of inventions, and non-solicitation covenants.

The terms of this agreement relating to the termination of Mr. Mashiach’s employment are discussed below, under the heading “Potential Payments Upon Termination or Change in Control.”

V. Marc Droppert

Effective November 1, 2007, we entered into an employment agreement with V. Marc Droppert. The initial term of the agreement will end on October 31, 2010, subject to automatic annual extensions for successive one-year terms unless either we or Mr. Droppert gives 90 days prior written notice to the other party of the intent not to renew. Under the agreement, Mr. Droppert is entitled to receive an annual base salary of $315,000, subject to annual modifications in the discretion of the Chief Executive Officer and our Board, and an annual bonus award between 0% and 40% of his base salary based on our and individual performance measures established each year by our Board. Pursuant to the agreement, Mr. Droppert was granted stock options to purchase 60,000 shares of our common stock, vesting in equal annual installments over four years and subject to acceleration upon a change of control of our company. Additional detail regarding this grant is shown below in the Grants of Plan-Based Awards Table below.

Pursuant to the agreement, Mr. Droppert has agreed that he will not compete with us for a period of one year following termination of his employment for any reason. Mr. Droppert is also bound by a separate employee undertaking, which contains our standard confidentiality, proprietary information, assignment of inventions, and non-solicitation covenants.

The terms of this agreement relating to the termination of Mr. Droppert’s employment are discussed below, under the heading “Potential Payments Upon Termination or Change in Control.”

Harold Safferstein

Effective March 6, 2006, we entered into an employment agreement with Harold Safferstein, which was terminated upon his resignation and departure on June 14, 2007. As a result of his termination from service on June 14, 2007, Mr. Safferstein received severance in the amount of $62,309, which equaled the amount we were contractually obligated to pay under his employment agreement.

Nanci Prado

On August 28, 2006, we entered into an employment agreement with Nanci Prado, our Vice President, General Counsel and Secretary. The agreement has a three year term which will end on August 28, 2009, subject to automatic annual extensions for successive one-year terms unless either we or Ms. Prado gives 90 days’ prior written notice to the other party of the intent not to renew. Under the agreement, Ms. Prado was entitled to receive as of August 2006 an annual base salary of $210,000, and an annual bonus award of up to 40% of her annual base salary based on our and individual performance measures established each year by the Board. Pursuant to the terms of the agreement, Ms. Prado was granted stock options to purchase 36,000 shares of our common stock under our 2006 Equity Incentive Plan. The stock options are scheduled to vest in equal annual installments over four years (with accelerated vesting upon our change of control, as such term is defined in the agreement), generally subject to Ms. Prado’s continued employment with us. Ms. Prado has agreed that she will not compete with us for a period of one year following termination of her employment for any reason. Ms. Prado is also bound by a separate employee undertaking, which contains our standard confidentiality, proprietary information, assignment of inventions, and non-solicitation covenants.

The terms of this agreement relating to the termination of Ms. Prado’s employment are discussed below, under the heading “Potential Payments Upon Termination or Change in Control.”

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2007

The Compensation Committee approved awards under our equity compensation plans to certain of our Named Executive Officers in 2007 as set forth below.

		All Other		All Other
		Stock Awards:		Option Awards:
		Number of		Number of		Exercise or
		Shares of		Securities		Base Price		Grant Date
		Stock or		Underlying		of Option	Closing Price on	Fair Value of
Name	Grant Date	Units (#)		Options (#)		Awards ($/Sh)	Grant Date ($)	Award ($)(1)

Robert Taub	—	—		—		—	—	—
	1/16/07	5,000	(2)				35.18	56,012
Michael Burshtine	1/16/07			20,000	(3)	34.75	35.18	97,527
		8,000	(4)				36.60	56,927
Ana Stancic	10/1/07			60,000	(5)	35.67	36.60	77,695
		5,000	(6)				35.18	56,012
Nissim Mashiach	1/16/07			20,000	(7)	34.75	35.18	97,527
V. Marc Droppert	11/5/07	—		60,000	(8)	37.08	37.38	40,016
Harold Safferstein	1/16/07	—		5,000	(9)	34.75	37.38	NEED
Nanci Prado	—	—		—		—	—	—

(1)	The dollar amount shown for each Named Executive Officer is the compensation expense recognized in 2007 under FAS 123R with respect to the listed grant. We have assumed no forfeitures in our valuation for this purpose, and the assumptions used are otherwise as set forth in Note 13 — Stock Option Plans to our financial statements set forth in our Annual Report for the fiscal year ended December 31, 2007.

(2)	All of the shares of restricted stock were to vest on January 16, 2010. As none of the shares had vested upon Mr. Burshtine’s departure from the Company, they lapsed.

(3)	The stock option was to become vested and exercisable in four equal installments of 25% each on the following dates: January 16, 2008, January 16, 2009, January 16, 2010 and January 16, 2011. All of the options were to vest upon a change of control. As none of the options had vested upon Mr. Burshtine’s departure from the Company, they lapsed.

(4)	1,333 of the shares were to vest on April 1, 2008, 1,333 of the shares were to vest on October 1, 2008 and the remainder was to vest equally on October 1, 2009 and October 1, 2010. As none of the shares had vested upon Ms. Stancic’s departure from the Company, they lapsed.

(5)	The stock option was to become vested and exercisable in four equal installments of 25% each on the following dates: October 1, 2008, October 1, 2009, October 1, 2010 and October 1, 2011. All of the options were to vest upon a change of control. As none of the options had vested upon Ms. Stancic’s departure from the Company, they lapsed.

(6)	All of the shares of restricted stock are scheduled to vest on January 16, 2010 based on continued employment.

(7)	The stock option becomes vested and exercisable in four equal installments of 25% each on the following dates: January 16, 2008, January 16, 2009, January 16, 2010 and January 16, 2011 based on continued employment. All of the options shall vest upon a change of control.

(8)	The stock option becomes vested and exercisable in four equal installments of 25% each on the following dates: November 5, 2008, November 5, 2009, November 5, 2010 and November 5, 2011 based on continued employment. All of the options shall vest upon a change of control.

(9)	The stock option was to become vested and exercisable in four equal installments of 25% each on the following dates: January 16, 2008, January 16, 2009, January 16, 2010 and January 16, 2011. All of the options were to vest upon a change of control. As none of the options had vested upon Mr. Safferstein’s departure from the Company, they lapsed.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table summarizes the outstanding equity awards holdings held by our Named Executive Officers:

	Option Awards						Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan Awards:
				Equity Incentive						Plan Awards:	Market or
				Plan Awards:					Market	Number of	Payout Value
	Number of	Number of		Number			Number of		Value of	Unearned	of Unearned
	Securities	Securities		of Securities			Shares or		Shares or	Shares,	Shares, Units
	Underlying	Underlying		Underlying			Units of		Units of	Units or	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That		Stock That	Other Rights	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	That Have	Have Not
Name	Exercisable(1)	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Not Vested (#)	Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Robert Taub	10,000	30,000		—	30.51	11/30/16	—		—	—	—
Michael Burshtine	109,091	—	(2)	—	6.19	3/24/15	—		—	—	—
Michael Burshtine	4,546	—		—	13.75	12/30/14	—		—	—	—
Ana Stancic	—	60,000	(3)	—	35.67		—		—	—	—
Ana Stancic	—	—		—	—	10/1/17	8,000	(4)	—	—	—
Nissim Mashiach	42,728	—		—	2.75	3/1/10	—		—	—	—
Nissim Mashiach	9,091	9,091	(5)	—	21.34	12/30/14	—		—	—	—
Nissim Mashiach	—	20,000	(6)	—	34.75	1/16/17	5,000		—	—	—
Nissim Mashiach	—	—		—	—	—	5,000	(7)	—	—	—
V. Marc Droppert	—	60,000	(8)	—	37.08	11/5/2017	—		—	—	—
Harold Safferstein	—	—		—	—	—	—		—	—	—
Nanci Prado	—	27,000	(9)	—	16.33	8/28/2016	—		—	—	—

(1)	All options listed above vest at a rate of 25% per year over the first four years of the option.

(2)	The shares underlying this stock option become vested and exercisable in four equal installments of 25% each on the following dates: November 30, 2007, November 30, 2008, November 30, 2009 and November 30, 2010. As none of the options had vested upon Mr. Burshtine’s departure from the Company, they lapsed.

(3)	As none of the options had vested upon Ms. Stancic’s departure from the Company, they lapsed.

(4)	As none of the shares of restricted stock had vested upon Ms. Stancic’s departure from the Company, they lapsed.

(5)	The stock option becomes vested and exercisable in four equal installments of 25% each on the following dates: December 30, 2006, December 30, 2007, December 30, 2008 and December 30, 2009 based on continued employment.

(6)	The stock option becomes vested and exercisable in four equal installments of 25% each on the following dates: January 16, 2008, January 16, 2009, January 16, 2010 and January 16, 2011 based on continued employment.. All of the options shall vest upon a change of control.

(7)	All of the shares of restricted stock vest on January 16, 2010, based on continued employment.

(8)	The stock option becomes vested and exercisable in four equal installments of 25% each on the following dates: November 5, 2008, November 5, 2009, November 5, 2010 and November 4, 2011 based on continued employment..

(9)	The stock option becomes vested and exercisable in four equal installments of 25% each on the following dates: August 28, 2007, August 28, 2008, August 28, 2009 and August 28, 2010 based on continued employment. All of the options shall vest upon a change of control.

OPTIONS EXERCISES AND STOCK VESTED FOR THE FISCAL
YEAR ENDED DECEMBER 31, 2007

The following table sets forth the number of shares acquired pursuant to the vesting of shares or the exercise of options by each named executive officer during 2007 and the aggregate dollar amount realized by the Named Executive Officers upon such vesting or exercise.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise(1)($)	on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Robert Taub	—	—	—	—
Michael Burshtine	—	—	—	—
Ana Stancic	—	—	—	—
Nissim Mashiach	9,091	151,456	—	—
V. Marc Droppert	—	—	—	—
Harold Safferstein	9,091	221,082	—	—
Nanci Prado	9,000	190,620	—	—

(1)	The aggregate dollar amount realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our common stock underlying the option on the date of exercise and the aggregate exercise price of the option.

PENSION BENEFITS AT 2007 FISCAL YEAR END

None of our Named Executive Officers participate in any qualified or non-qualified defined benefit plans sponsored by us.

NON-QUALIFIED DEFERRED COMPENSATION

			Aggregate	Aggregate	Aggregate
	Executive	Registrant	Earnings	Withdrawals/	Balance
	Contributions	Contributions in	in Last FY	Distributions	at Last FYE
Name	in Last FY ($)	Last FY ($)(1)	($)(1)(2)	($)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)

Robert Taub	—	—	—	—	—
Michael Burshtine	4,107	4,400	27,046	—	68,077
Ana Stancic	—	—	—	—	—
Nissim Mashiach	6,161	6,601	26,007	—	165,590
V. Marc Droppert	—	—	—	—	—
Harold Safferstein	—	—	—	—	—
Nanci Prado	—	—	—	—	—

(1)	Amounts included in columns (c) and (d) are reported as all other compensation in the Summary Compensation Table.

(2)	Includes amounts necessary to reflect exchange rate adjustments.

(3)	Amounts reflected in column (f) are not reported as compensation in the Summary Compensation Table.

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the retirement, death or termination without cause (as defined in the Israel Severance Pay Law) of an employee. To satisfy this requirement, we make contributions on behalf of most of our Israeli employees to a fund known as Managers’ Insurance. This fund provides a combination of retirement plan, insurance and severance pay benefits to the employee, giving the employee or his or her estate payments upon retirement or death and securing the severance pay, if legally entitled, upon termination of employment. Each full-time employee is entitled to participate in the plan, and each employee who participates contributes an amount equal to 5% of his or her salary to the retirement plan and we contribute between 13.33% and 15.83% of his or her salary (consisting of 5% to the retirement plan, 8.33% for severance payments and up to 2.5% for insurance). The amounts reflected in the table above reflect contributions made on behalf of Messrs. Burshtine and Mashiach to the Managers’ Insurance fund.

Potential Payments Upon Termination or Change in Control Under Employment Agreements

For purposes of calculating potential payments below, the applicable triggering event is deemed to have occurred on December 31, 2007 and the amount of bonus severance is calculated based on the amount of 2007 bonuses paid to each Named Executive Officer.

Robert Taub

	Involuntary Termination
	Without Cause or
	Voluntary Termination	Death or	Change in
Robert Taub	for Good Reason ($)	Disability ($)	Control ($)

Cash Severance(1)	1,058,000	460,000	1,058,000
Acceleration of Unvested Stock Options	536,949	—	536,949
Post-Separation Health Care Excise Tax Reimbursement	63,151	—	—

(1)	Reflects $920,000 in base severance and $138,000 in bonus severance

Termination for Cause or Without Good Reason

If Mr. Taub’s employment is terminated for cause or by him without good reason, we will have no further obligations under Mr. Taub’s employment agreement other than accrued salary and benefits.

Involuntary Termination Without Cause or Voluntary Termination for Good Reason

During the term of Mr. Taub’s employment agreement with us (see above, “Employment Agreements with Named Executive Officers”), if we terminate Mr. Taub’s employment without “cause” or Mr. Taub terminates his employment with “good reason” (each term as defined in the agreement), Mr. Taub is entitled to receive: (i) a pro rata portion of any annual bonus awarded to him for the year of termination; (ii) payments equal to his base salary for two years from the date of termination; (iii) coverage under his then-current healthcare benefits for one year from the date of termination; and (iv) vesting of his outstanding stock options and restricted stock grants, in accordance with the terms of his grant agreements.

Termination due to Death or Disability

If Mr. Taub’s disability or death occurs during the initial term of his employment agreement, we will continue to pay Mr. Taub’s salary through the third anniversary of our initial public offering or for one year, whichever is longer, plus an amount to cover the cost of relocation of Mr. Taub’s family to Belgium. In the event that Mr. Taub’s disability or death occurs after renewal of the term of his employment agreement, we will pay a pro rata portion of any annual bonus awarded to Mr. Taub in respect of the year in which his death occurred (plus, in the event of his disability during this period, continuation of Mr. Taub’s base salary for one year), and an amount to cover the cost of relocation of Mr. Taub’s family to Belgium. For purposes of the calculation above, termination was deemed to have occurred on December 31, 2007 and thus during the initial term of Mr. Taub’s employment agreement.

Termination upon Change of Control

The payments and benefits described above under the heading “Involuntary Termination Without Cause or Voluntary Termination for Good Reason” also apply if Mr. Taub resigns within one year following a change in control either as a result of the material reduction of his duties and responsibilities for at least one month, or if he is required to relocate the focus of his duties to a location other than New York City or Brussels, Belgium, provided that Mr. Taub provides us with at least one month’s prior written notice. If any payments or benefits to be provided to Mr. Taub in connection with a change in control, whether pursuant to his employment agreement or otherwise, are subject to the excise tax imposed under Section 4999 of the United States Internal Revenue Code, Mr. Taub is entitled an additional “gross-up” payment, so that the net amount retained by Mr. Taub is equal to such payments and benefits.

Nissim Mashiach

	Involuntary Termination
	Without Cause or
	Voluntary Termination	Change in
Nissim Mashiach	for Good Reason ($)	Control ($)

Cash Severance(1)	320,454	320,454
Acceleration of Unvested Stock Options and Restricted Stock	—	310,466

(1)	Reflects $233,034 in base severance and $87,420 in bonus severance

Termination for Cause or Without Reason

In the event that Mr. Mashiach’s employment is terminated by the Company for “cause” (as defined in the agreement) or by Mr. Mashiach for any reason, he is entitled to receive: (i) his base salary through the date of termination and (ii) a pro rata portion of any annual bonus awarded to him for the year of termination.

Involuntary Termination Without Cause

During the term of Mr. Mashiach’s employment agreement with us (see above “Employment Agreements with Named Executive Officers”), if we terminate his employment without “cause” (as defined in the agreement), Mr. Mashiach is entitled to receive: (i) a pro rata portion of any annual bonus awarded to him for the year of termination, (ii) payments equal to his base salary for twelve months following the date of termination and (iii) a one time lump sum payment of up to a net maximum amount of $75,000 as reimbursement for actual relocation expenses incurred in connection with his relocation from New York to Israel.

Termination due to Death or Disability

If Mr. Mashiach’s employment is terminated because of death or his inability to perform his duties and responsibilities due to a physical or mental disability for more than six (6) months during any twelve (12) month period, Mr. Mashiach shall be entitled to receive (i) his base salary through the date of termination, (ii) a pro rata portion of any annual bonus awarded to him for the year of termination, and (iii) any death or disability policy or plan benefits as may be in effect.

Termination upon Change of Control

In the event that Mr. Mashiach’s employment is terminated without “cause” upon a change of control, he would be entitled to receive: (i) a pro rata portion of his annual bonus as described above, (ii) a lump sum payment equal to his base salary for twelve months following the date of termination, (iii) vesting of all his then outstanding stock options and restricted stock shall be immediately accelerated and (iv) a lump sum payment of up to a net maximum amount of $75,000 as reimbursement for actual relocation expenses incurred in connection with his relocation from New York to Israel.

V. Marc Droppert

	Involuntary Termination
	Without Cause or
	Voluntary Termination	Change in
V. Marc Droppert	for Good Reason ($)	Control ($)

Cash Severance(1)	399,000	315,000
Acceleration of Unvested Stock Options	—	1,003,262

(1)	Reflects $315,000 in base severance and $84,000 in bonus severance (reflects 2007 bonus annualized for the full year)

Termination for Cause or Without Good Reason

In the event that Mr. Droppert’s employment is terminated by the Company for “cause” or by Mr. Droppert for any reason other than “good reason” (each term as defined in the agreement), he is entitled to receive: (i) his base salary through the date of termination and (ii) a pro rata portion of any annual bonus awarded to him for the year of termination.

Involuntary Termination Without Cause or Voluntary Termination for Good Reason

During the term of Mr. Droppert’s employment agreement with us (see above “Employment Agreements with Named Executive Officers”), if we terminate Mr. Droppert’s employment without “cause” or Mr. Droppert terminates his employment for “good reason” (each term as defined in the agreement), Mr. Droppert is entitled to receive: (i) a pro rata portion of any annual bonus awarded to him for the year of termination and (ii) payments equal to his base salary for twelve months following the date of termination.

Termination due to Death or Disability

If Mr. Droppert’s employment is terminated because of death or his inability to perform his duties and responsibilities due to a physical or mental disability for more than six months during any 12 month period, Mr. Droppert shall be entitled to receive (i) his base salary through the date of termination, (ii) a pro rata portion of any annual bonus awarded to him for the year of termination, and (iii) any death or disability policy or plan benefits as may be in effect.

Termination upon Change of Control

In the event that Mr. Droppert’s employment is terminated without “cause” upon a change of control, he would be entitled to receive (i) a pro rata portion of his annual bonus as described above, (ii) a lump sum payment equal to his base salary for twelve months following the date of termination and (iii) vesting of all his then outstanding stock options and restricted stock shall be immediately accelerated.

Nanci Prado

	Involuntary Termination
	Without Cause or
	Voluntary Termination	Change in
Nanci Prado	for Good Reason ($)	Control ($)

Cash Severance(1)	81,375	110,000
Acceleration of Unvested Stock Options	—	249,758

(1)	Reflects $55,000 in base severance and $26,375 in bonus severance

Termination for Cause or Without Good Reason

In the event that Ms. Prado’s employment is terminated by the Company for “cause” or by Ms. Prado for any reason other than “good reason” (each term as defined in the agreement), she is entitled to receive: (i) her base salary through the date of termination and (ii) a pro rata portion of any annual bonus awarded to her for the year of termination.

Involuntary Termination Without Cause or Voluntary Termination for Good Reason

During the term of Ms. Prado’s employment agreement with us (see above “Employment Agreements with Named Executive Officers”), if we terminate Ms. Prado’s employment without “cause” or Ms. Prado terminates her employment for “good reason” (each term as defined in the agreement), Ms. Prado is entitled to receive: (i) a pro rata portion of any annual bonus awarded to her for the year of termination and (ii) payments equal to her base salary for three months following the date of termination.

Termination due to Death or Disability

If Ms. Prado’s employment is terminated because of death or her inability to perform her duties and responsibilities due to a physical or mental disability for more than six (6) months during any twelve (12) month period, Ms. Prado shall be entitled to receive (i) her base salary through the date of termination, (ii) a pro rata portion of any annual bonus awarded to her for the year of termination, and (iii) any death or disability policy or plan benefits as may be in effect.

Termination upon Change of Control

In the event that Ms. Prado’s employment is terminated without “cause” or if Ms. Prado terminates her employment with “good reason” upon a change of control, she would be entitled to receive: (a) a pro rata annual bonus as described above, (b) payments equal to her base salary for six months following the date of termination and (c) accelerated vesting of her then outstanding stock options.

Under Equity Incentive Plans

Each of our 2004 Equity Incentive Plan, 2005 Equity Incentive Plan for Israeli Employees and 2006 Equity Incentive Plan provides that either our Board or the Compensation Committee may take action in the event of certain corporate transactions, including a change in control, to accelerate the vesting of awards granted under these plans. Assuming for this purpose that a change in control occurred on December 31, 2007, and action was taken to accelerate the vesting of such awards, the value of unvested awards held by our named executive officers as of December 31, 2007, would have been $536,949 for Mr. Taub,; $1,404,712 for Ms. Stancic; $430,354 for Mr. Mashiach; $1,003,262 for Mr. Droppert; and $249,758 for Ms. Prado. Messrs. Burshtine and Safferstein were no longer employed by us as of December 31, 2007 and, accordingly, are not included in the above calculations.

Upon termination of employment without cause, each of the named executive officers would be entitled to exercise then-vested stock options for 90 days following termination of employment.

DIRECTOR COMPENSATION

Members of the Board who receive compensation as officers or employees of our company do not receive any compensation for serving on the Board or any committee of the Board. Our current Chairman of the Board, Fredric D. Price, did not receive compensation for serving on any committee of the Board. Other members of the Board receive the following director’s compensation:

•	an annual retainer of $30,000;

•	an additional retainer of $7,500 per year to each member of our audit committee who is not the chair of the committee;

•	an additional retainer of $7,500 to each member of our compensation committee who is not the chair of such committee;

•	an additional retainer of $5,000 to each member of our governance and nominating committee who is not the chair of the committee;

•	an additional retainer of $15,000 per year to the chair of our audit committee;

•	an additional retainer of $15,000 per year to the chairman of our compensation committee;

•	an additional retainer of $10,000 per year to the chair of our governance and nominating committee (provided, that so long as Mr. Price was chair of our governance and nominating committee and Chairman of the Board, he did not receive such retainer);

•	an additional retainer of $10,000 per year to the chair of our science committee; and

•	equity compensation.

All members of the Board are reimbursed for reasonable travel and lodging expenses in connection with attending Board and committee meetings. Each current and any newly appointed non-employee director is granted stock options to purchase 20,000 shares of common stock and 2,000 shares of restricted stock for his or her service on our Board.

Agreement with Mr. Price

On January 13, 2005, we entered into an agreement with Fredric D. Price in connection with his services as the chairman and a member of our Board. The agreement expires at the Meeting. Under the agreement, in addition to $30,000 received in his capacity as a director, Mr. Price received $90,000 per year for his service as chairman of the board, which amounts were paid in monthly installments. In addition, Mr. Price was entitled to participate in our equity incentive plans and received an initial grant of non-qualified stock options to purchase 109,091 shares of our common stock. Other material terms of this stock option are noted beneath the table below entitled “Director Compensation”.

DIRECTOR COMPENSATION TABLE

The following table shows the compensation that each non-employee director earned for their service in 2007:

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned			Incentive Plan	Deferred	All Other
	or Paid	Stock	Option	Compensation	Compensation	Compensation
Name)	in Cash ($)	Awards ($)(1)(2)	Awards ($)(1)(2)	($)	Earnings	($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)

Fredric D. Price	120,000	19,626	75,952	—	—	—		215,578
Larry Ellberger	52,500	19,626	76,520	—	—	—		148,646
Bernard Horowitz, Ph.D.	47,500	19,626	94,048	—	—	—		161,174
Kevin Rakin	57,500	19,626	108,362	—	—	—		185,488
Philippe Romagnoli	30,000	19,626	108,362	—	—	51,040	(3)	209,028
Steven St. Peter, M.D.	35,000	19,626	75,952	—	—	—		130,578

(1)	The dollar amount shown for each director is the value attributable to 2007 for all stock options held by the director, calculated under FAS 123R, except that we have assumed no forfeitures in our valuation. Each of our directors was granted options to purchase 20,000 shares of our common stock and 2,000 shares of restricted stock on May 31, 2007. The shares of restricted stock vest on May 31, 2009. The shares underlying each of the stock options become vested and exercisable in four equal installments of 25% on the following dates: May 31, 2008, May 31, 2009, May 31, 2010 and May 31, 2011.

(2)	The number of stock options and stock awards outstanding as of December 31, 2007 are as follows:

		Restricted Shares
		and Restricted
Director	Options	Stock Units

Fredric Price	91,091	2,000
Larry Ellberger	31,000	2,000
Bernard Horowitz, Ph.D.	36,442	2,000
Kevin Rakin	31,000	2,000
Philippe Romagnoli	67,364	2,000
Steven St. Peter, M.D.	28,250	2,000

(3)	Represents payments made to Bemsol S.A. for consulting services provided to us. Mr. Romagnoli is the principal stockholder of Bemsol S.A.

SECURITY OWNERSHIP

Security Ownership of Principal Stockholders and Management

The following table shows information known to us with respect to the beneficial ownership of our common stock as of April 1, 2008 by:

•	each person who owns of record or who is known by us to “beneficially own” more than 5% of our common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying options held by that person are deemed outstanding and are included in the number of shares beneficially owned, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Percentage of beneficial ownership before this offering is based on 17,115,719 shares of our common stock outstanding as of April 1, 2008.

The address for those individuals for which an address is not otherwise indicated is: c/o Omrix Biopharmaceuticals, Inc., One Rockefeller Plaza, Suite 2322, New York, New York 10020.

	Beneficial Ownership(1)
	Number	Percent
Name and Address of Beneficial Owners	of Shares	of Total

5% Stockholders
Alger Associates, Inc.(2)	1,299,000	7.6%
111 Fifth Avenue
New York, New York 10111
Adage Capital Partners, L.P.(3)	1,173,287	6.9
200 Clarendon Street, 52nd Floor
Boston, Massachusetts 02116
Oberweis Asset Management, Inc.(4)	1,172,610	6.9
3333 Warrenville Road,
Suite 500 Lisle, Illinois 60532
Robert Taub(5)	2,807,103	16.4
Nissim Mashiach(6)	58,819	*
V. Marc Droppert	—	*
Nanci Prado	—	*
Fredric D. Price(7)	74,841	*
Larry Ellenberger(8)	9,750	*
Bernard Horowitz(9)	15,204	*
Kevin Rakin(10)	11,750	*
Philippe Romagnoli(11)	159,741	*
Steven St. Peter(12)	7,000	*
All directors and executive officers as a group (13)	3,037,784	17.5%

*	Represents beneficial ownership of less than 1%.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Omrix believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Ownership of the shares may be imputed to the Alger family based on their controlling interest in Alger Associates, which directly owns Fred Alger Management, Inc.

(3)	Consists of shares owned directly by Adage Capital Partners, L.P with respect to which Adage Capital Partners GP, L.L.C. and Adage Capital Advisors, L.L.C. share voting and dispositive power. Adage Capital Partners GP, L.L.C. is the general partner of Adage Capital Partners, L.P. and Adage Capital Partners GP, L.L.C., as managing member of Adage Capital Partners GP, L.L.C., directs Adage Capital Partners GP, L.L.C.’s operations. Robert Atchinson and Phillip Gross, as managing members of Adage Capital Partners, L.P., have shared power to vote the common stock owned by Adage Capital Partners, L.P.

(4)	Includes shares held by The Oberweis Funds. James D. Oberweis and James W. Oberweis are the principal stockholders of Oberweis Asset Management, Inc.

(5)	Includes 1,290,263 shares of common stock held by TINV SA and MINV SA. Mr. Taub is the majority stockholder of these companies. Mr. Taub is the beneficial owner of these 1,290,263 shares of common stock and has sole voting power and sole dispositive power over these shares of common stock. Includes 10,000 shares issuable pursuant to options exercisable within 60 days of April 15, 2008.

(6)	Includes 51,819 shares issuable pursuant to options exercisable within 60 days of April 1, 2008 and 5,000 shares of restricted stock.

(7)	Includes 67,841 shares issuable pursuant to options exercisable within 60 days of April 1, 2008 and 2,000 shares of restricted stock.

(8)	Includes 7,750 shares issuable pursuant to options exercisable within 60 days of April 1, 2008 and 2,000 shares of restricted stock.

(9)	Includes 7,727 shares issuable pursuant to options exercisable within 60 days of April 1, 2008 and 2,000 shares of restricted stock.

(10)	Includes 7,750 shares issuable pursuant to options exercisable within 60 days of April 1, 2008 and 2,000 shares of restricted stock.

(11)	Includes 44,114 shares issuable pursuant to options exercisable within 60 days of April 1, 2008 and 2,000 shares of restricted stock.

(12)	Includes 5,000 shares issuable pursuant to options exercisable within 60 days of April 1, 2008 and 2,000 shares of restricted stock.

(13)	Includes 199,001 shares issuable pursuant to options exercisable within 60 days of April 1, 2008 and 22,000 shares of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Until January 2007, when Philippe Romagnoli, our former Vice President and Secretary, became a director, we compensated him through Bemsol S.A., of which Philippe Romagnoli is the principal stockholder.

Pursuant to our Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving of proposed related party transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee shall satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or material amendment, and shall determine that the related party transaction or material amendment thereto is fair to the Company.

STOCK PRICE PERFORMANCE GRAPH

The following Stock Price Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or under the Exchange Act, except to the extent specifically incorporated therein.

The graph below compares the cumulative 20-month total return of holders of Omrix Biopharmaceuticals, Inc’s common stock with the cumulative total returns of the NASDAQ Composite index and the NASDAQ Biotechnology index. The graph tracks the performance of a $100 investment in our common stock and in each of the indexes (with the reinvestment of all dividends) from 4/21/2006 to 12/31/2007.

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
Among Omrix Biopharmaceuticals, Inc, The NASDAQ Composite Index
And The NASDAQ Biotechnology Index

*	$100 invested on 4/21/06 in stock or on 3/31/06 in index-including reinvestment of dividends. Fiscal year ending December 31.

	Base	Period Ending
	Period
	4/21/06	4/30/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07	9/30/07	12/31/07
Omrix Biopharmaceuticals, Inc	100.00	99.70	133.80	187.74	301.69	381.56	313.66	352.04	346.36

NASDAQ Composite	100.00	99.60	93.05	97.05	104.37	104.69	112.18	116.88	114.03

NASDAQ Biotechnology	100.00	94.52	89.79	93.08	95.14	92.32	95.55	101.30	96.77

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

The above graph and table assume $100 invested on April 21, 2006, with all dividends reinvested, in each of our common stock, the NASDAQ Stock Market Index (U.S.) and the NASDAQ Biotechnology Index. Historical stock prices are not indicative of future stock price performance.

PROPOSAL 2

The Ratification of Appointment of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as our Independent Registered Public Accounting Firm (Independent Auditors)

The Board has selected Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global (“E&Y”), as our independent registered public accounting firm for the fiscal year ending December 31, 2008, and has further directed that management submit the selection of such independent registered public accounting firm for ratification by the stockholders at the Meeting. E&Y has audited our financial statements since September 29, 2005. Representatives of E&Y are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Board’s selection of E&Y as our independent registered public accounting firm. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and in the best interests of our stockholders.

Your Board and the Audit Committee Recommend that Stockholders
Vote FOR the Ratification of Appointment of
Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as our Independent
Registered Public Accounting Firm (Independent Auditors).

Fees of Independent Registered Public Accounting Firm

The following table represents aggregate fees billed to Omrix for the years ended December 31, 2007 and 2006 by E&Y, our independent registered accounting firm:

	Year Ended
	December 31,
	2007	2006

Audit fees	$307,317	$218,000
Audit-related fees	—	—
Tax fees	13,899	41,641
All other fees	61,173	21,585

Total fees	$382,388	$281,226

Audit fees include services relating to the audit of our annual consolidated financial statements, review of quarterly financial statements, issuance of consents and comfort letters, review of documents filed with the SEC, accounting consultations, and the audit of management effectiveness of internal controls over financial reporting.

Tax fees represent domestic and international tax planning and compliance services.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by E&Y was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s policy provides for pre-approval of audit, audit-related and tax services specifically prescribed by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Any decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by E&Y is compatible with maintaining E&Y’s independence.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, which is available on our website at www.omrix.com by first clicking on “Investor Relations” and then “Corporate Governance”. The Audit Committee oversees our financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, all annual and quarterly financial statements prior to their issuance. During fiscal 2007, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, as well as the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and our company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee held eight meetings in 2007. The Audit Committee’s meetings include, whenever appropriate, executive sessions with Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, without the presence of our management, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality and objectivity of our financial reporting.

In reliance on the reviews and discussions noted above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

THE AUDIT COMMITTEE

Kevin Rakin, Chairman
Larry Ellberger
Fredric Price

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and any person holding 10% or more of our common stock are required to report their ownership of our Common Stock and any changes in that ownership to the SEC.

Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2007 our executive officers and directors complied with all filing requirements except that Mr. Droppert did not timely file a Form 3 and Form 4.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2009 Annual Meeting of stockholders (the “2009 annual meeting”) may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy materials, written stockholder proposals must be received by the Secretary of Omrix no later than February 15, 2009.

If you wish to submit a proposal or director nomination for consideration at the 2009 annual meeting after February 15, 2009 (which proposal or nomination may not necessarily be included in the 2009 proxy materials), you may do so by written notice, in the form specified in Section 2.6 of our Seconded Amended and Restated Bylaws, delivered to or mailed and received at our office at One Rockefeller Plaza, Suite 2322, New York, New York 10020 not less than ninety (90) days (nor more than one hundred and twenty (120) days) prior to the anniversary date of the 2008 annual meeting; provided, however, that in the event that the 2009 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the 2008 annual meeting, you may give written notice of the proposal or nomination not later than the close of business on the tenth (10th) day following the day on which notice of the 2009 annual meeting date was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

OTHER MATTERS

The Board knows of no other matters to come before the Meeting, other than that which is set forth herein and in the accompanying Notice of Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxies as in their discretion they may deem advisable.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Omrix Biopharmaceuticals, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Omrix Biopharmaceuticals, Inc., ATTN: Francesca DeMartino, Director, Investor Relations, One Rockefeller Plaza, Suite 2322, New York, New York 10020 or contact her at (212) 887-6510. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Expenses of Solicitation

The cost of soliciting proxies will be borne by us, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. The solicitation will be made by mail. We will supply brokers or persons holding shares of record in their names or in the names of their nominees for other persons, as beneficial owners, with such additional copies of proxies, proxy materials and Annual Reports as may reasonably be requested in order for such record holders to send one (1) copy to each beneficial owner, and will, upon request of such record holders, reimburse them for their reasonable expenses in mailing such material. Certain of our directors, officers and employees, not especially employed for this purpose, may solicit proxies, without additional remuneration therefore, by mail, telephone, e-mail, facsimile or personal interview.

Annual Report

Our 2007 Annual Report to Stockholders (which includes financial statements for the fiscal year ended December 31, 2007) accompanies this Proxy Statement but is not to be deemed part of this Proxy Statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC is available to stockholders without charge upon written request to Omrix Biopharmaceuticals, Inc., One Rockefeller Center, Suite 2322, New York, New York 10020 to the attention of Francesca DeMartino, Director, Investor Relations.

By order of the Board of Directors,

Nanci I. Prado
Vice President, General Counsel and Secretary

New York, April 15, 2008

Appendix 1

OMRIX BIOPHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

December 15, 2005

This charter (the “Charter”) of the Audit Committee (the “Committee”) was adopted by the Board of Directors (the “Board”) of Omrix Biopharmaceuticals, Inc. (the “Company”) on December 15, 2005.

I.	Purpose of the Committee

The Company’s executive management is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company and to assist the Board in fulfilling its responsibility to oversee management’s exercise of their responsibilities.

The Committee recognizes that management and the independent auditors (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 10-K is referred to herein as the “independent auditors”) have more time, knowledge and detailed information about the Company than do Committee members; consequently the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors work. Further, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate. This is the responsibility of management and the independent auditors.

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the Securities and Exchange Commission (“SEC”), The Nasdaq Stock Market, Inc. (“NASDAQ”), or any other applicable regulatory authority.

II.	Review of Financial Statements

The Committee shall:

A. Review and discuss the Company’s annual and quarterly financial statements with management and the independent auditors. Attention will be given to the effect of (1) any significant changes in the Company’s selection or application of accounting principles; (2) off-balance sheet transactions; and (3) significant financial reporting issues and judgments. The Committee will determine whether to recommend to the Board inclusion of the audited financial statements in the Company’s 10-K filing;

B. Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

C. At the completion of the annual audit, review with management and the independent auditors the following: (1) The independent auditors’ audit and its report on the financial statements; (2) Comments and recommendations of the independent auditors; (3) Any significant changes from the independent auditors’ initial audit plan; and (4) Other matters related to the audit which are required to be communicated to the Committee by generally accepted auditing standards, including: (i) a discussion of critical accounting policies and procedures; (ii) any discussions between the independent auditors and management regarding alternative treatment of financial information, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii) and material written communications between management and the independent auditors, such as any management letter and any schedule of unadjusted differences;

D. Review legal proceedings, litigation contingencies and other risks and exposures that could materially affect the financial statements; and

E. Resolve all disagreements between the Company’s independent auditors and management regarding financial reporting.

III.   Appointment, Evaluation and Oversight of Independent Auditors and the Audit Process

The Committee shall:

A. Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee;

B. Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Securities Exchange Act of 1934, as amended (the “Act”) and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

C. Review the performance of the Company’s independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant; and

D. Evaluate the independence of the Company’s independent auditors by, among other things: (1) Obtaining and reviewing from the Company’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1; (2) Actively engaging in a dialogue with the Company’s independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; (3) Taking, or recommending that the Board take, appropriate action to oversee the independence of the Company’s independent auditors; (4) Monitoring compliance by the Company’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; (5) Monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and (6) Engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules.

IV.  Oversight of Financial Reporting and Internal Controls

The Committee shall:

A. Review: (1) The adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and discussions with the Company’s independent auditors and management; (2) The yearly report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on

Form 10-K; and (3) The Committee’s level of involvement and interaction with the Company’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

B. Review with the chief executive officer, chief financial officer and independent auditors, quarterly, the following: (1) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (2) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

C. Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

D. Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Company’s chief executive officer to assign additional internal audit projects to the Company’s internal auditing department;

E. Receive periodic reports from the Company’s independent auditors, management and the Company’s internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

F. Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;

G. Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis; and

H. Review the type and presentation of information to be included in the Company’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), but the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance).

V.	Miscellaneous

The Committee shall:

A. Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K of the of the General Rules and Regulations under the Securities Act of 1933, as amended);

B. Meet periodically with the general counsel, and outside counsel when appropriate, to review legal, securities and corporate governance compliance regulatory matters, including: (1) any matters that may have a material impact on the financial statements of the Company; and (2) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Company;

C. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement;

D. Review the Company’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets; The Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

E. Review and approve in advance any services provided by the Company’s independent auditors to the Company’s executive officers or members of their immediate family;

F. Review the Company’s program to monitor compliance with the Company’s Code of Conduct, and meet periodically with the Company’s Chief Compliance Officer to discuss compliance with the Code of Conduct;

G. Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

H. Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company; and

I. Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

VI.  Membership of the Committee

A. Appointment and Removal. (1) The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson; (2) Members of the Committee shall be elected by a majority vote of the Board and shall serve until a successor is duly elected or the member resigns or is removed by a majority vote of the Board; (3) A member of the Committee shall be automatically removed if (i) the member is no longer a director of the Company; (ii) is determined by the Board to no longer be “independent” as that term is defined by NASDAQ or the Sarbanes-Oxley Act of 2002 (“Act”); or (iii) is ineligible because of other rules or requirements.

B. Number and Qualifications. (1) The Committee will be comprised of the number of directors, as determined from time to time by the Board. The members must be “independent” as that term is defined by NASDAQ and the Act; (2) In addition to the above independence requirements, the members must be independent of the management of the Company and not have any relationships that, in the opinion of the Governance and Nominating Committee of the Board, would interfere with their exercise of independent judgment; (3) No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee; and (4) Each member shall be financially literate and possess knowledge of finance and accounting practices. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as defined by the SEC pursuant to the Act.

VII.  Procedures

A. The Committee is authorized to have full access to all Company personnel, records and other informational sources;

B. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary;

C. The Committee shall meet as often as it deems necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management; (ii) the Company’s internal auditing department or other person responsible for the internal audit function; and (iii) the Company’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention;

D. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum;

E. The Committee shall maintain minutes of its meetings and records relating to those meetings;

F. The Committee shall meet at least annually with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; and

G. The Committee will prepare a report for inclusion in the Company’s annual report or proxy that describes the Committee’s responsibilities and how those responsibilities were discharged.

H. The Committee and the Board will review this Charter annually.

Appendix 2

2007 PARTICIPANT LIST FOR RADFORD SURVEY GROUP

AAIPHARMA
AASTROM BIOSCIENCES
ABBOTT LABS
ABRAXIS BIOSCIENCE
ABT ASSOCIATES
ACADIA PHARMACEUTICALS
ACAMBIS
ACHAOGEN
ACHILLION PHARMACEUTICALS
ACOLOGIX
ACORDA THERAPEUTICS
ACTAVIS
ACTELION PHARMACEUTICALS U.S.
ACTIVX BIOSCIENCES
ACUSPHERE
ADAMS RESPIRATORY THERAPEUTICS
ADNEXUS THERAPEUTICS
ANALYTICAL BIO-CHEMISTRY LABORATORIES
ADOLOR
ADVANCED MEDICAL OPTICS
AERIS THERAPEUTICS
AFFYMAX
AFFYMETRIX
AGA MEDICAL
AGRAQUEST
ALBA THERAPEUTICS
ALBANY MOLECULAR RESEARCH
ALEXZA PHARMACEUTICALS
ALKERMES
ALLEN INSTITUTE FOR BRAIN SCIENCE
ALLOS THERAPEUTICS
ALNYLAM PHARMACEUTICALS
ALPHATEC SPINE
ALPHAVAX HUMAN VACCINES
ALSERES PHARMACEUTICALS
ALTEA THERAPEUTICS
ALTUS PHARMACEUTICALS
ALZA
AMBIT BIOSCIENCES
AMBRX
AMERICAN RED CROSS
AMERICAN TYPE CULTURE COLLECTION
AMERISOURCEBERGEN
AMGEN
AMICUS THERAPEUTICS
AMYLIN PHARMACEUTICALS
AMYRIS BIOTECHNOLOGIES
ANESIVA
ANGIOTECH PHARMACEUTICAL
ANHEUSER BUSCH COMPANIES
ANP TECHNOLOGIES
ANTIGENICS
AP PHARMA
APPLERA
ARADIGM
ARBOR VITA
ARCADIA BIOSCIENCES
ARCHEMIX
ARENA PHARMACEUTICALS
ARGOS THERAPEUTICS
ARIAD PHARMACEUTICALS
ARIZANT
ARQULE
ARRAY BIOPHARMA
ARTES MEDICAL
ARYX THERAPEUTICS
ASPECT MEDICAL SYSTEMS
ASPREVA PHARMACEUTICALS
ASTRAZENECA PHARMACEUTICALS
ATHEROGENICS
AUXILIUM PHARMACEUTICALS
AVALON PHARMACEUTICALS
AVANT IMMUNOTHERAPEUTICS
AVECIA BIOTECHNOLOGY
AVI BIOPHARMA
AVIGEN
AXCAN PHARMA
BANNER HEALTH
BARR PHARMACEUTICALS
BARRIER THERAPEUTICS
BATTELLE MEMORIAL INSTITUTE
BATTELLECRO
BAXTER INTERNATIONAL
BECKMAN COULTER
BECTON DICKINSON
BIO-RAD LABORATORIES
BIOCRYST PHARMACEUTICALS
BIOFORM MEDICAL
BIOLEX
BIOMARIN PHARMACEUTICAL
BIOMERIEUX
BIOMIMETIC THERAPEUTICS
BIOMIRA
BIONUMERIK PHARMACEUTICALS
BIOPROCESSORS
BIOSPHERE MEDICAL
BIOVAIL PHARMACEUTICALS
BIPAR SCIENCES
CADENCE PHARMACEUTICALS
CALIFORNIA INSTITUTE OF TECHNOLOGY
CALIPER LIFE SCIENCES
CANTOX HEALTH SCIENCES INTL
CARDIOCORE LAB
CARDIOVASCULAR RESEARCH FOUNDATION
CATO RESEARCH
CELATOR PHARMACEUTICALS

CELGENE
CELL GENESYS
CELL THERAPEUTICS
CELSION
CEPHALON
CEPHEID
CEREGENE
CERES
CERNER
CERUS
CHARLES RIVER LABORATORIES
CHILDREN’S HOSPITAL MEDICAL CENTER
CHOLESTECH
CIBA VISION
CINCINNATI CHILDRENS HOSPITAL
CIPHERGEN BIOSYSTEMS
CIRRUS PHARMACEUTICALS
CITY OF HOPE
CLINIMETRICS RESEARCH ASSOCIATES
CLONTECH
CODEXIS
COGENTUS PHARMACEUTICALS
COLEY PHARMACEUTICAL GROUP
COLLAGENEX PHARMACEUTICALS
COLUMBIA LABORATORIES
COMBINATORX
CONCEPTUS
COVANCE
CRITICAL THERAPEUTICS
CRYOLIFE
CSL BEHRING
CANCER THERAPY RESEARCH CENTER
CUBIST PHARMACEUTICALS
CURAGEN
CURIS
CV THERAPEUTICS
CYTOGEN
CYTOKINETICS
CYTORI THERAPEUTICS
CYTYC
DAIICHI SANKYO
DARA BIOSCIENCES
DENDREON
DEPOMED
DEY LP
DIADEXUS
DIGENE
DIOSYNTH RTP
DJ ORTHOPEDICS
DOW PHARMACEUTICAL SCIENCES
DSM PHARMACEUTICALS
DUKE CLINICAL RESEARCH INSTITUTE
DURECT
DUSA PHARMACEUTICALS
DYADIC INTERNATIONAL
DYAX
DYNAVAX TECHNOLOGIES
EDWARDS LIFESCIENCES
EISAI RESEARCH INSTITUTE
ELAN
ELIXIR PHARMACEUTICALS
EMD CHEMICALS
EMD SERONO
EMERGENT BIOSOLUTIONS
ENANTA PHARMACEUTICALS
ENCYSIVE PHARMACEUTICALS
ENTELOS
ENTREMED
ENVIVO PHARMACEUTICALS
ENZON
EPICEPT
EPIGENOMICS
EPIX PHARMACEUTICALS
EURAND
EXACT SCIENCES
EXELIXIS
FAVRILLE
FERNDALE LABORATORIES
FERRING RESEARCH INSTITUTE
FIVE PRIME THERAPEUTICS
FORBES MEDI-TECH
FOXHOLLOW TECHNOLOGIES
FUJITSU AMERICA
GEN-PROBE
GENAERA
GENE LOGIC
GENELABS TECHNOLOGIES
GENENCOR INTERNATIONAL
GENENTECH
GENITOPE
GENOMIC HEALTH
GENOPTIX
GENTA
GENVAULT
GENVEC
GENZYME
GILEAD SCIENCES
GLOBEIMMUNE
GPC BIOTECH
GTC BIOTHERAPEUTICS
GTX
HALOZYME THERAPEUTICS
HANA BIOSCIENCES
HARLAN SPRAGUE DAWLEY
HARVARD UNIVERSITY
HEMCON MEDICAL TECHNOLOGIES
HESKA
HITACHI CHEMICAL RESEARCH CENTER
HITACHI SOFTWARE ENGINEERING
HOLLIS-EDEN PHARMACEUTICALS
HOWARD HUGHES MEDICAL
HUMAN GENOME SCIENCES
HUTCHINSON TECHNOLOGY
HYDRA BIOSCIENCES
ICON CLINICAL RESEARCH
IDENIX PHARMACEUTICALS

IDERA PHARMACEUTICALS
IDEXX LABORATORIES
ILLUMINA
IMMUNICON
IMMUNO-DESIGNED MOLECULES
IMMUNOGEN
IMPAX LABORATORIES
INCYTE
INDEVUS PHARMACEUTICALS
INFINITY PHARMACEUTICAL
INGENIX
INGENUITY
INNOVATIVE SPINAL TECHNOLOGIES
INSITE VISION
INSMED
INSPIRE PHARMACEUTICALS
INSTITUTE FOR ONEWORLD HEALTH
INTERMUNE
INTERNATIONAL PARTNERSHIP FOR MICROBICIDES
INTRANASAL THERAPEUTICS
INTROGEN THERAPEUTICS
INTUITIVE SURGICAL
INVERNESS MEDICAL INNOVATIONS
INVITROGEN
IOGEN
IOMAI
ISIS PHARMACEUTICALS
ISOTIS ORTHOBIOLOGICS
ISTA PHARMACEUTICALS
JAZZ PHARMACEUTICALS
JM HYDE CONSULTING
JOHNSON & JOHNSON PHARM R&D
KAI PHARMACEUTICALS
KALOBIOS PHARMACEUTICALS
KALYPSYS
KENDLE INTERNATIONAL
KEREOS
KING PHARMACEUTICALS
KOSAN BIOSCIENCES
LA JOLLA PHARMACEUTICAL
LAUREATE PHARMA
LAWRENCE BERKELEY NAT’L LAB
LAWRENCE LIVERMORE NAT’L LAB
LEXICON PHARMACEUTICALS
LIFECELL
LIFECORE BIOMEDICAL
LIGAND PHARMACEUTICALS
LIGHT SCIENCES ONCOLOGY
LIGOCYTE PHARMACEUTICALS
LIPOSCIENCE
LOVELACE RESPIRATORY RESEARCH INST
MACROFLUX
MACROGENICS
MANNKIND
MARSHFIELD CLINIC
MARTEK BIOSCIENCES
MASCOMA
MAXCYTE
MAXYGEN
MAYNE PHARMA (USA)
MAYO COLLABORATIVE SERVICES
MDS PHARMA SERVICES
MEDTRONIC
MEMORY PHARMACEUTICALS
MENTOR
MERIDIAN BIOSCIENCE
MERRIMACK PHARMACEUTICALS
METABASIS THERAPEUTICS
METABOLEX
METABOLIX
METABOLON
MGI PHARMA
MICRUS ENDOVASCULAR
MIDDLEBROOK PHARMACEUTICAL
MIGENIX
MILLENNIUM
MILLIPORE
MOLECULAR DEVICES
MOLECULAR INSIGHT PHARMACEUTICALS
MOMENTA PHARMACEUTICALS
MONOGRAM BIOSCIENCES
MONSANTO
MONTEREY BAY AQUARIUM RESEARCH
MORPHOTEK
MUSCULOSKELETAL TRANSPLANT FDN
MYRIAD GENETICS
NABI BIOPHARMACEUTICALS
NANOGEN
NANOMIX
NAPO PHARMACEUTICALS
NASTECH PHARMACEUTICAL
NCIRE
NEKTAR THERAPEUTICS
NEOSE TECHNOLOGIES
NEUROBIOLOGICAL TECHNOLOGIES
NEUROCRINE BIOSCIENCES
NEUROGEN
NEUROGESX
NEUROMED PHARMACEUTICALS
NEUROPACE
NEW ENGLAND BIOLABS
NIMBLEGEN SYSTEMS
NITROMED
NORTHSTAR NEUROSCIENCE
NOVACEA
NOVARTIS INST/FUNCTIONAL GENOMICS
NOVARTIS VACCINES & DIAGNOSTICS
NOVASYS MEDICAL
NOVAVAX
NOVEN PHARMACEUTICALS
NOVO NORDISK DELIVERY TECHNOLOGIES
NOVOZYMES
NPS PHARMACEUTICALS
NUCLEONICS
NUVELO
OCERA THERAPEUTICS

OMEROS MEDICAL SYSTEMS
ONCOMED PHARMACEUTICALS
ONYX PHARMACEUTICALS
OPHTHONIX
ORASURE
ORGANOGENESIS
ORLANDO REGIONAL HEALTHCARE
OSI PHARMACEUTICALS
OSIRIS THERAPEUTICS, INC.
PACIFIC BIOSCIENCES
PACIRA PHARMACEUTICALS
PAIN THERAPEUTICS
PALATIN TECHNOLOGIES
PANACOS PHARMACEUTICALS
PATH
PATHWAY MEDICAL TECHNOLOGIES
PDL BIOPHARMA
PENWEST PHARMACEUTICALS
PEREGRINE PHARMACEUTICALS
PERKIN ELMER
PERLEGEN SCIENCES
PFIZER
PHARMACEUTICAL PRODUCT DEVELOPMENT
PHARMACOPEIA
PHARMACYCLICS
PHARMASSET
PHARMATECH ASSOCIATES
PHARMION
PHARSIGHT
PHENOMIX
PHILIP MORRIS USA
PHILIPS MEDICAL SYSTEMS-MA
PIONEER HI-BRED INTERNATIONAL
PLEXXIKON
POINT BIOMEDICAL
POLYMEDIX
PONIARD PHARMACEUTICALS
PORTOLA PHARMACEUTICALS
POZEN
PR PHARMACEUTICALS
PRA INTERNATIONAL
PREMIER RESEARCH GROUP
PROGENICS PHARMACEUTICAL
PROLOGUE RESEARCH INTERNATIONAL
PROMEGA
PROMETHEUS LABORATORIES
PROSTRAKAN
PROTEOLIX
PTC THERAPEUTICS
QLT
QUESTCOR PHARMACEUTICALS
QUIDEL
QUINTILES
R&D SYSTEMS
RAVEN BIOTECHNOLOGIES
RECEPTOR BIOLOGIX
RECKITT BENCKISER PHARMACEUTICALS
REDPOINT BIO
REGENERON PHARMACEUTICALS
REGIMMUNE
RENOVIS
REPLIDYNE
REPLIGEN
REVANCE THERAPEUTICS
RHO
RIB-X PHARMACEUTICALS
RIGEL
ROCHE CAROLINA
ROCHE DIAGNOSTICS
ROCHE MOLECULAR SYSTEMS
ROCHE PALO ALTO LLC
RTI INTERNATIONAL
SAIC FREDERICK
SALIX PHARMACEUTICALS
SALK INSTITUTE FOR BIOLOGICAL STUDIES
SANGAMO BIOSCIENCES
SANGART
SANOFI PASTEUR
SANOFI-AVENTIS
SANTARUS
SANTEN
SAPPHIRE THERAPEUTICS
SATELLITE HEALTHCARE
SAVIENT PHARMACEUTICALS
SCHERING-PLOUGH BIOPHARMA
SCHWARZ BIOSCIENCES
SCICLONE PHARMACEUTICALS
SCIELE PHARMA
SCRIPPS HEALTH
SCYNEXIS
SECOND SIGHT MEDICAL
SENOMYX
SEPRACOR
SEQUENOM
SERACARE LIFE SCIENCES
SERENEX
SGX PHARMACEUTICALS
SHIRE PHARMACEUTICALS
SIGMA TAU PHARMACEUTICALS
SIGMA-ALDRICH
SIRTRIS PHARMACEUTICALS
SOLECTRON
SOMAXON PHARMACEUTICALS
SONUS PHARMACEUTICALS
SOUTHERN RESEARCH INSTITUTE
SPALTUDAQ
SRI INTERNATIONAL
ST JUDE CHILDRENS RESEARCH HOSPITAL
STANFORD UNIVERSITY
STANFORD UNIVERSITY MEDICAL CENTER
GLADSTONE INSTITUTES
STEM CELLS
STEMCELL TECHNOLOGIES
STRATEGIC DIAGNOSTICS
STRYKER BIOTECH
SUCAMPO PHARMACEUTICALS

SUNESIS PHARMACEUTICALS
SUPERGEN
SURFACE LOGIX
SURMODICS
SYMYX TECHNOLOGIES
SYNARC
SYNTA PHARMACEUTICALS
SYNTERACT
SYNTHES USA
TAKEDA PHARMACEUTICALS N.A.
TALECRIS BIOTHERAPEUTICS
TANABE RESEARCH LABORATORIES USA
TAP PHARMACEUTICALS PRODUCTS
TAPESTRY PHARMACEUTICALS
TARGACEPT
TARGANTA THERAPEUTICS
TARGEGEN
TARGETED GENETICS
TAXOLOG
TELIK
TERCICA
TERUMO MEDICAL
THE BURNHAM INSTITUTE
THE EMMES CORPORATION
THE J DAVID GLADSTONE INSTITUTES
THE SCRIPPS RESEARCH INSTITUTE
THERAVANCE
THIRD WAVE TECHNOLOGIES
THRESHOLD PHARMACEUTICALS
TITAN PHARMACEUTICALS
TOLERRX
TORREYPINES THERAPEUTICS
TRANSGENOMIC
TRANSLATIONAL GENOMICS RES INST
TRANSORAL PHARMACEUTICALS
TRANSTECH PHARMA
TRIMERIS
TRUBION PHARMACEUTICALS
UCB PHARMA
US GENOMICS
UST
US ONCOLOGY
VAXGEN
VERENIUM
VERUS PHARMACEUTICALS
VICAL
VIRXSYS
VIVUS
VANDA PHARMACEUTICALS
VENTANA MEDICAL SYSTEMS
VERTEX PHARMACEUTICALS
VIACELL
VION PHARMACEUTICALS
VITAE PHARMACEUTICALS
VLST
WATSON PHARMACEUTICALS
WHITEHEAD INSTITUTE FOR BIOMEDICAL RES
WYETH PHARMACEUTICALS
XANTHUS PHARMACEUTICALS
XDX
XENCOR
XENOPORT
XOMA
YS THERAPEUTICS
ZEVEX
ZIMMER
ZIOPHARM ONCOLOGY
ZYMOGENETICS UNIGENE LABORATORIES

PROXY

OMRIX BIOPHARMACEUTICALS, INC.
One Rockefeller Plaza, Suite 2322
New York, New York 10020

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
May 15, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints V. MARC DROPPERT and NANCI PRADO and each of them, attorneys and proxies, with full power of substitution, and authorizes them to vote all shares of Common Stock of Omrix Biopharmaceuticals, Inc. held of record on March 26, 2008, at the Annual Meeting of Stockholders to be held on May 15, 2008, and any adjournments, postponements, or other delays thereof (the “Annual Meeting”), hereby revoking all previous proxies, with all powers the undersigned would possess if present, on all matters as may properly come before the meeting.

INSTRUCTIONS: MARK ONLY ONE BOX FOR EACH NUMBERED MATTER

The following matters have been proposed by Omrix:

(1)  The election of seven directors — Nominees: Larry Ellberger, Bernard Horowitz, Ph.D., Pamela McNamara, Kevin Rakin, Philippe Romagnoli, Steven St. Peter, M.D. and Robert Taub

FOR all nominees ☐	WITHHOLD AUTHORITY ☐	FOR ALL EXCEPT ☐
listed below	for all nominees	those nominees that I
	listed below	I have listed below

     (Instructions: To withhold authority to vote for any individual nominee(s), mark the “for all except” box and write that nominee’s name in the space provided below.)

Exceptions: ____________________________________________________________________________________

     (2)  The ratification of the selection by the Board of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as Omrix’ independent registered public accounting firm for the fiscal year ending December 31, 2008.

FOR ☐     AGAINST ☐     ABSTAIN ☐

     (3) In their discretion, to vote upon such other business as may properly come before the Annual Meeting.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2.

PLEASE CHECK THIS BOX IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. / /

(Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:_____________________________

Sign Here:_________________________

_________________________________ Additional Signature (if held jointly)

_________________________________ Capacity (Title or Authority, i.e Executor, Trustee)

Votes must be indicated in Black or Blue ink

PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY.